UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Navient Corporation
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OUR VISION

Navient will be the leader in every market we serve, delivering expertise and solutions that anticipate and solve our customers' unique and complex needs.

OUR MISSION

Our mission is to ensure financial success for our clients and their customers through innovative solutions, insights, compassion, and personalized service. Our unwavering integrity and compliance-focused mindset guide us on the path to market leadership.

OUR VALUES

CUSTOMER-CENTRICITY

Putting customers first in all we do.

LEADERSHIP

Always striving to be the best at what we do.

INTEGRITY

Our transparent, responsible approach is a source of pride.

PROACTIVITY

Action-oriented and driven to get things done for our customers.

STABILITY

Reliable, trustworthy, and compliance-focused.

INNOVATION

Always thinking of new and better ways to add value.

NAVIENT

123 Justison Street
Wilmington, Delaware 19801
April 13, 2018
Dear Fellow Shareholders:
We invite you to attend the 2018 Annual Meeting of Shareholders of Navient Corporation on Thursday, May 24, 2018.
The meeting will be held at our headquarters at 123 Justison Street, Wilmington, Delaware 19801, beginning at 8:00 a.m., Eastern Time.
We will consider the matters described in this proxy statement. We will also review significant developments since last year’s annual meeting of shareholders.
We are again making our proxy materials available to you electronically. We hope that this continues to offer you convenience while allowing us to reduce the number of copies we print.
The proxy statement contains important information and you should read it carefully. Your vote is important and we strongly encourage you to vote your shares using one of the voting methods described in the proxy statement. Please see the notice that follows for more information.
If you are unable to attend the meeting in person, you will be able to listen to the meeting by webcast or conference call.
Sincerely,

John F. Remondi	William M. Diefenderfer, Ill
President and Chief Executive Officer	Chairman of the Board of Directors

AWARDS AND RECOGNITION

Navient is proud to receive recognition for excellence in corporate governance and business practices.

Innovation in Financial Education Award
for improving the financial capability of young Americans

Better Business Bureau A+ Rating
for Navient and its subsidiaries

"W" Company Award
for commitment to board diversity

Best Board Diversity Initiative Award
for implementing a successful program that promotes board diversity

Veteran Jobs Mission
for commitment to veteran hiring

Military Friendly Employer Award
for leading programs for veterans and military spouses

Training Top 125
for staff learning and development programs

Best Place to Work
for a commitment to equality in the workplace

To learn more about these and other awards as well as other ways we participate in our communities, please visit **navient.com/about/who-we-are**

123 Justison Street
Wilmington, Delaware 19801
April 13, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS OF
NAVIENT CORPORATION

To Our Shareholders:
Navient Corporation (“Navient” or the “Company”) will hold its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date:	Thursday, May 24, 2018

Time:	8:00 a.m., Eastern Daylight Time

Place:	Navient Corporation 123 Justison Street Wilmington, Delaware 19801

Items of Business:

(1)     Elect the 9 nominees named in the proxy statement to serve as directors for one-year terms or until their successors have been duly elected and qualified;
(2)     Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2018;
(3)     Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers;
(4)     Consider and vote on a shareholder proposal, if properly presented at the meeting and not previously withdrawn; and
(5)     Act on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Record Date:

You may vote if you were a shareholder of record as of the close of business on March 26, 2018.
Your participation in the Annual Meeting is important. You can vote in person or by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of March 26, 2018, or a valid proxy showing that you are representing a shareholder who owned shares as of that date.
Thank you for your interest in Navient.
By Order of the Board of Directors,

Mark L. Heleen
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 24, 2018.
This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) are available free of charge at https://www.navient.com/about/investors/stockholderinfo and http://materials.proxyvote.com.
You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov or by contacting the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801. Navient will provide a copy of the 2017 Form 10-K without charge to any shareholder upon written request.
Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our shareholder letter and this proxy statement contain forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our 2017 Form 10-K. We disclaim any obligation to update any forward-looking statements contained herein after the date of this proxy statement.

Proxy Summary
This summary is intended as an overview of the information found elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement before voting.
Annual Meeting of Shareholders

DATE AND TIME: May 24, 2018 8:00 a.m. local time	LOCATION: Navient Corporation 123 Justison Street Wilmington, Delaware 19801	RECORD DATE: March 26, 2018
Meeting Agenda Voting Matters

This year, there are four proposals on the agenda, three sponsored by the company and one by a shareholder proponent.
Election of a director nominee pursuant to Proposal 1 will require the vote of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election).
Approval of Proposals 2, 3 and 4 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting affirmatively or negatively.

	Proposals	Board Voting Recommendations	Page

1.	Election of each director nominee	FOR EACH NOMINEE	12

2.	Ratification of the appointment of KPMG as Navient’s independent registered public accounting firm for 2018	FOR	35

3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	42

4.	Shareholder Proposal – Report on Student Loan Risk Management	AGAINST	69

2018 Proxy Statement	1

Board and Governance Practices

We believe our corporate governance policies reflect best practices.
In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct and Board of Directors governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board information and governance practices in place on December 31, 2017.

Separate Chairman and CEO	Yes
Average Age of Directors	63
Number of Independent Directors	10
Annual Elections of Directors	Yes
Majority Voting for Directors	Yes
Board Meetings Held in 2017 (average director attendance 95.6%)	11
Annual Self-Evaluation of the Board and Each Committee	Yes
Annual Equity Grant to Directors	Yes
Director Stock Ownership Guidelines	Yes
Independent Directors Meet without Management Present	Yes
Mandatory Retirement Age for Directors	Yes
Tenure Limit for Directors	Yes
Board Orientation and Continuing Education Program	Yes
Anti-Hedging and Anti-Pledging Policy	Yes
Code of Business Conduct for Directors and Officers	Yes
Compensation Recovery/Clawback Policy	Yes
Annual Advisory Approval of Executive Compensation	97.1%
Independent Compensation Consultant	Yes
Double-Trigger Change in Control	Yes
Active Board and Management Succession and Planning	Yes
Executive Stock Ownership Guidelines	Yes
No Employment Agreements for Executives	Yes
No Excessive Perquisites	Yes
No Above-Market Earnings on Deferred Compensation	Yes
For more information about our governance programs and our Board of Directors, see Proposal 1 beginning on page 12.

2018 Proxy Statement	2

Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The composition of our Board reflects the great wealth of experience and skills of our directors. The following table highlights each director’s specific skills, knowledge and experiences that he or she brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

	John K. Adams, Jr. (1)	Anna Escobedo Cabral	William M. Diefenderfer, III	Diane Suitt Gilleland (2)	Katherine A. Lehman	Linda A. Mills	John (Jack) F. Remondi	Jane J. Thompson	Laura S. Unger	Barry L. Williams	David L. Yowan
Skills and Experience
Board of Directors Experience	X	X	X	X	X	X	X	X	X	X	X
Industry Experience			X	X		X	X	X		X	X
Executive Leadership	X	X	X	X	X	X	X	X	X	X	X
Business Operations					X	X	X	X	X	X	X
Finance/Capital Allocation	X	X	X		X	X	X			X	X
Financially Literate (3)	X	X	X	X	X	X	X	X	X	X	X
Audit Committee Financial Expert (4)	X		X		X	X	X			X	X
Regulatory/Policy/Legal	X	X	X	X	X	X	X	X	X	X	X
Mergers/Acquisitions	X				X	X	X	X	X	X	X
Higher Education		X	X	X		X	X	X		X
Human Capital Management/Compensation		X	X	X	X	X	X	X		X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X
Technology/Systems						X	X				X

(1)
On March 27, 2018, Mr. Adams notified the Board that he does not wish to seek reelection at our 2018 Annual Meeting of Shareholders (“Annual Meeting”). Accordingly, Mr. Adams is not being nominated by the Board for reelection, and his tenure as a director will end when his current term expires at our 2018 Annual Meeting.

(2)	Ms. Gilleland is not eligible to stand for re-election because she has reached the maximum tenure limit under our Board’s Governance Guidelines.
(3)	Directors who are able to read and understand financial statements.
(4)	Directors determined by the Board to be audit committee financial experts, as that term is defined under rules promulgated by the SEC.

2018 Proxy Statement	3

Our Director Nominees

Name	Age (1)	Director Since (2)	Occupation and Experience	Independent	Committee Memberships					Other Public Boards
					EC	AC	CC	NGC	FOC
Anna Escobedo Cabral	58	2014	Senior Advisor, Inter-American Development Bank	Yes	M	C		M		0
William M. Diefenderfer, III	72	1999	Partner, Diefenderfer, Hoover, McKenna & Wood, LLP	Yes	C					1
Katherine A. Lehman	43	2014	Managing Partner, Hilltop Private Capital, Private Equity Investor	Yes			M		M	1
Linda A. Mills	68	2014	Retired – Corporate Executive, Northrop Grumman	Yes	M		C		M	1
John (Jack) F. Remondi	55	2013	President and Chief Executive Officer, Navient	No	M					1
Jane J. Thompson	66	2014	CEO, Jane J. Thompson Financial Services	Yes			M		M	4
Laura S. Unger	57	2014	Financial Services Consultant	Yes	M	M		C		2
Barry L. Williams	73	2000	Retired – Investment Consultant	Yes			M	M		1
David L Yowan	61	2017	EVP and Corporate Treasurer American Express Company	Yes		M			M	0
(1)	Ages are as of April 13, 2018.
(2)
For purposes of this chart and the director tenure chart on the immediately preceding page, we are considering a Director’s prior service with SLM Corporation and its publicly-held predecessors prior to our separation transaction in 2014.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	FOC	Finance and Operations Committee	M	Member
CC	Compensation and Personnel Committee

2018 Proxy Statement	4

General Information
Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) for use at our 2018 Annual Meeting of Shareholders (the “Annual Meeting”). A copy of the Notice of 2018 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 13, 2018.

2018 Proxy Statement	5

Questions and Answers about the Annual Meeting and Voting
Who may vote?

Only shareholders who owned shares of Navient’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on March 26, 2018, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “NAVI.” On March 26, 2018, 264,587,791 shares of Common Stock were outstanding and eligible to be voted. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.
Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient furnishes proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save money and reduce our environmental impact. On or about April 13, 2018, Navient will mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to certain of the Company’s shareholders. The Notice of Internet Availability contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. The Notice of Internet Availability also contains a 15-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that provides electronic links to these documents unless you elect otherwise.
How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions included on your Notice of Internet Availability or listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.
What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1, 3 and 4 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. We encourage you to vote your shares.

If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient’s Board of Directors or to a third party, or to vote in person at the Annual Meeting.

2018 Proxy Statement	6

How do I vote?

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

Vote in advance of the meeting
Vote your shares at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2018. Please have your Notice of Internet Availability or proxy card available when you log on.
Vote in person at the meeting
If you hold shares directly in your name as a shareholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com

Call the toll-free number (1-800-579-1639). You may call this toll-free telephone number, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2018.

If you hold your shares in street name through a broker, bank, trustee or other nominee and want to vote by mail, you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on May 23, 2018.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using any of the methods described above. If you do not provide them with instructions on how to vote your shares prior to the Annual Meeting, they will have discretionary authority to vote your shares only with respect to routine matters. Only Proposal 2 (relating to the ratification of the independent registered public accounting firm) is considered to be a routine matter, and your broker, bank, trustee or other nominee will not have discretion to vote your shares with respect to Proposals 1, 3 or 4. If you do not give your instructions on how to vote your shares on Proposals 1, 3 or 4, your shares will then be referred to as “broker non-votes” and will not be counted in determining whether any of Proposals 1, 3 or 4 is approved. Please participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

2018 Proxy Statement	7

How do I vote shares of Common Stock held in my 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest in the plan’s company stock fund, if any, as credited to your account on the record date. You will need to instruct the 401(k) Savings Plan trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m., Eastern Daylight Time, on May 23, 2018. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the trustee will vote your plan shares on each proposal in the same proportion as other plan shares are being voted.
How do proxies work?

Navient’s Board of Directors is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that shareholders vote:
•	“FOR” the election of each of the director nominees named in Proposal 1;
•	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm, as set forth in Proposal 2;
•	“FOR” approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as set forth in this proxy statement as Proposal 3; and
•
“AGAINST” a shareholder proposal requesting that the Board of Directors issue a report on the governance measures the Company has implemented to monitor and manage financial and reputational risks related to student loans.

Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in the manner they determine is appropriate. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:
•	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801;
•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or
•	Attending the Annual Meeting and voting in person.
If your shares are held in street name, you need to contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.
What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum will exist when the holders of a majority of the shares of Common Stock entitled to vote are present in person or represented by proxy, including proxies

2018 Proxy Statement	8

on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.
What vote is necessary to approve each matter to be voted on at the Annual Meeting?

The following table provides a summary of the voting criteria for the Board’s voting recommendations for the matters on the agenda for the 2018 Annual Meeting:

Proposal	Voting Options	Vote Required for Approval	Abstentions	Broker Non-Votes	Broker Discretionary Vote Permitted	Board’s Voting Recommendation
1. Election of Directors	“FOR” or “AGAINST”	Affirmative vote of the holders of a majority of the votes cast.	NOT COUNTED	NOT COUNTED	NO	FOR the election of each of the director nominees

2. Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2018	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	YES	FOR

3. Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	NO	FOR

4. Shareholder Proposal – Student Loan Risk Management	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	NO	AGAINST

Who will count the vote?

Votes will be tabulated by an independent inspector of elections.
Who can attend the Annual Meeting?

Only shareholders as of the record date, March 26, 2018, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

2018 Proxy Statement	9

What do I need to do to attend the Annual Meeting and when should I arrive?

The Annual Meeting will be held at Navient’s headquarters located at 123 Justison Street, Wilmington, Delaware 19801 beginning at 8:00 a.m., Eastern Daylight Time. Admission to the Annual Meeting will begin at approximately 7:30 a.m., Eastern Daylight Time.
In order to be admitted to the Annual Meeting, you should:
•	arrive shortly after 7:00 a.m., Eastern Daylight Time, to ensure that you are seated by the start of the Annual Meeting at 8:00 a.m., Eastern Daylight Time;
•	be prepared to comply with security requirements, which may include, among other security measures, security guards searching all bags and attendees passing through a metal detector;
•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including smartphones, will not be permitted in the meeting room; and
•
bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, March 26, 2018. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must obtain a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a shareholder must present a properly executed legal proxy and a copy of the proof of ownership.
If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

2018 Proxy Statement	10

Overview of Proposals
This proxy statement contains four proposals requiring shareholder action, each of which is discussed in more detail below.
•	Proposal 1 requests the election of the director nominees named in this proxy statement to the Board of Directors.
•	Proposal 2 requests ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
•	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.
•
Proposal 4 is a shareholder proposal requesting that the Board of Directors issue a report on the governance measures the Company has implemented to monitor and manage financial and reputational risks related to student loans.

2018 Proxy Statement	11

Proposal 1 — Election of Directors
Under the Navient Bylaws (the “Bylaws”), the Board of Directors has the authority to determine the size of the Board of Directors and to fill any vacancies that may arise prior to the next annual shareholder meeting. Although the Board has the authority to change its size at any time, currently the Board has determined that the maximum number of directors shall not exceed 13. As a result of director retirements, we have reduced the size of our Board from 13 in 2014 to 9 following the 2018 annual meeting.
On April 4, 2018, the Nominations and Governance Committee recommended and the Board of Directors nominated the following directors for election at the Annual Meeting:
Anna Escobedo Cabral
William M. Diefenderfer, III
Katherine A. Lehman
Linda A. Mills
John (Jack) F. Remondi
Jane J. Thompson
Laura S. Unger
Barry L. Williams
David L. Yowan
Biographical information and qualifications and experience for each nominee appears beginning on the next page.
In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board of Directors has determined support its oversight of Navient’s business, operations and structure. These qualifications are discussed beginning on the next page along with biographical information regarding each member of the Board of Directors, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from him or her and in part from Navient’s records.
All nominees listed above have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote those shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.
Navient’s Bylaws generally provide that the election of a director nominee will be by a majority of the votes cast and voting affirmatively or negatively with respect to the nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to abstentions or broker non-votes. Shares that are not voted affirmatively or negatively in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors.  Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.
If any director nominee fails to receive a majority of the votes cast “FOR” in an uncontested election, that nominee has agreed to automatically tender his or her resignation upon certification of the election results. If such an event were to occur, Navient’s Nominations and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2018 Proxy Statement	12

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jack Remondi, 55 Director since May 2013
President and Chief Executive Officer
Navient Corporation

Other Professional and Leadership Experience:
Chairman, Reading is Fundamental
Trustee, Nellie Mae Education Foundation

Directorships of Other Public Companies:
CubeSmart Real Estate Investment Trust — 2009 to present

SLM Corporation — former Board Member

Skills, Experience and Qualifications:
Mr. Remondi has been the Company’s President and Chief Executive Officer since April 2014. He was SLM Corporation’s President and Chief Executive Officer from May 2013 to April 2014, President and Chief Operating Officer from January 2011 to May 2013 and its Vice Chairman and Chief Financial Officer from January 2008 to January 2011.

Mr. Remondi’s nearly 30-year history in the student loan and business services industry with Navient and its predecessors, in a variety of leadership roles, including as chief executive officer, chief operating officer and chief financial officer, enables him to bring to our Board of Directors a unique historical perspective of Navient, its operations and the evolution of the student loan industry. Mr. Remondi also brings valuable insights to the Board of Directors in the areas of finance, accounting, portfolio management, business operations and student/consumer lending. He has the in-depth knowledge of our industry, customers, investors and competitors, as well as the relationships, to lead our company.

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Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

William M. Diefenderfer, III, 72 Chairman of the Board since March 2014 Director since May 1999
Partner
Diefenderfer, Hoover, McKenna & Wood, LLP

Business Experience:
Partner, Diefenderfer, Hoover, McKenna & Wood, LLP, a law firm, Pittsburgh, PA — 1991 to present
Chief Executive Officer and President, Enumerate Solutions, Inc., a privately-owned technology company — 2000 to 2002
Deputy Director, U.S. Office of Management and Budget — 1989 to 1991

Other Professional and Leadership Experience:
Public Company Accounting Oversight Board (PCAOB) Standing Advisory Group – former Board Member

Directorships of Other Public Companies:
CubeSmart Real Estate Investment Trust — 2004 to present
Chairman of the Board

SLM Corporation — former Board Member

Skills, Experience and Qualifications:
Mr. Diefenderfer’s legal background, his involvement in the executive branch of the federal government, and his leadership roles in business and with the PCAOB, together with his service as a member of other public company boards, both as chairman and as chair of various committees, including audit committees, bring valuable experience in the areas of finance, accounting, business operations, political/governmental affairs and law to our Board of Directors.

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Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Anna Escobedo Cabral, 58 Director since December 2014
Senior Advisor
Inter-American Development Bank

Business Experience:
Senior Advisor, Inter-American Development Bank — 2009 to present

Treasurer of the United States, U.S. Department of the Treasury — 2004 to 2009
Director, Smithsonian Institution’s Center for Latino Initiatives — 2003 to 2004
CEO, Hispanic Association on Corporate Responsibility — 1999 to 2003
Staff Director & Chief Clerk, US Senate Committee on the Judiciary — 1993 to 1999
Executive Staff Director, US Senate Task Force on Hispanic Affairs — 1991 to 1999

Other Professional and Leadership Experience:
Trustee, Jesse Ball duPont Fund
Member, NatureBridge Regional Advisory Committee

NatureBridge Board of Directors — former member
Financial Services Roundtable Retirement Security Council — former chair
Providence Hospital Foundation Board — former member
American Red Cross Board of Directors — former member
Sewall Belmont House Board of Directors — former member
Martha’s Table Board of Directors — former member

Skills, Experience and Qualifications:
Ms. Cabral’s extensive experience in public policy, government, public affairs, corporate social responsibility, international development, and financial literacy, as well as her experience as a chief operating officer in the non-profit sector, enables her to provide valuable insights and judgment to our Board of Directors.

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Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Katherine A. Lehman, 43 Director since November 2014
Private Equity Investor

Business Experience:
Managing Partner, Hilltop Private Capital — 2016 to Present
Managing Director and Deal Team Leader, Lincolnshire Management — 2009 to 2016
Other Investment Roles, Lincolnshire Management — 2001 to 2009

Directorships of Other Public Companies:
Stella-Jones (TSX: SJ) — 2016 to present

Other Professional and Leadership Experience:
Director, American Track Services
Director, Spiral Holding
Board Member, The Robert Toigo Foundation
Director, New York Private Equity Network

True Temper Sports — former Board Member
Gruppo Fabbri — former Board Member
PADI Holding Company — former Board Member
Bankruptcy Management Solutions — former Board Member

Skills, Experience and Qualifications:
Ms. Lehman’s experience in private equity and financial services, along with her investment evaluation, portfolio oversight and board experience enables her to provide strategic and operational expertise in the areas of finance, review and analysis of investments, mergers and acquisitions, integration and operations, accounting and business, which assist our Board of Directors in evaluating our business and growth plans.

Linda Mills, 68 Director since May 2014
Retired – Corporate Executive
Northrop Grumman

Business Experience:
Corporate Vice President, Operations, Northrop Grumman — 2013 to 2015
Corporate Vice President & President, Information Systems and Information Technology Sectors, Northrop Grumman — 2008 to 2012

Directorships of Other Public Companies:
American International Group, Inc. (AIG) — 2015 to present

Other Professional and Leadership Experience:
Board Member, Smithsonian National Air & Space Museum
Board of Visitors, University of Illinois, College of Engineering
Senior Advisory Group and Former Board Member, Northern Virginia Technology Council

Wolf Trap Foundation for the Performing Arts – former Board Member

Skills, Experience and Qualifications:
Ms. Mills’ extensive experience in leading businesses and operations for large, complex multinational companies brings a valuable perspective to the Board in the areas of operations, financial management, strategic re-positioning, risk management, technology, federal, state and local government contracting, and cyber-risk. Through her service as a director on the board of another large, publicly traded corporation in a highly regulated industry, as well as her service on many non-profit boards, Ms. Mills brings a unique and wide range of valuable strategic and operational perspectives to our Board of Directors.

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Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jane J. Thompson, 66 Director since March 2014
Chief Executive Officer
Jane J. Thompson Financial Services LLC

Business Experience:
Chief Executive Officer, Jane J. Thompson Financial Services LLC, a management consulting firm — 2011 to present
President, Financial Services, Walmart Stores, Inc. — 2002 to 2011
Executive Vice President, Credit, Home Services, Online and Corporate Planning,
Sears, Roebuck and Co. — 1988 to 1999
Consultant/Partner, McKinsey & Company — 1978 to 1988

Other Professional and Leadership Experience:
Member, Commercial Club of Chicago
Former Member and Chair, The Chicago Network
Former Member and Board Member, The Economic Club of Chicago
Former Member, Center for Financial Services Innovation Board
Former Member, CFPB Consumer Advisory Board
Former Member and Chair, Boys & Girls Clubs of Chicago Board
Former Member, Lurie Children’s Hospital of Chicago Board of Trustees
Former Trustee, Bucknell University
Former Corporate Advisory Board, Darden Graduate School of Business, University of Virginia
Former Corporate Advisory Board, Walton Graduate School of Business, University of Arkansas

Directorship of Other Public Companies:
Blackhawk Network Holdings, Inc. — 2014 to present
OnDeck Capital, Inc. — 2014 to present
VeriFone Systems, Inc. — 2014 to present
Mitek Systems, Inc. — 2017 to present

The Fresh Market — former Board member

Skills, Experience and Qualifications:
Ms. Thompson brings a unique depth and breadth of expertise to our Board of Directors in the areas of consumer behavior, financial services, consumer lending, finance and financial services regulation. She has extensive experience in consumer lending, as well as management experience with large, publicly-traded retail businesses. Combined with other leadership roles in business—including service as a director of several public companies and as a member of audit, compensation, risk management and governance committees—Ms. Thompson’s business experience enables her to provide valuable insights in a variety of areas.

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Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Laura S. Unger, 57 Director since November 2014
Financial Services Advisor

Business Experience:
Special Advisor, Promontory Financial Group — 2010 to 2014
Independent Consultant to JPMorgan — 2003 to 2009
Former Commissioner, U.S. Securities and Exchange Commission — 1997 to 2002 (including six months as Acting Chairman)
Counsel, U.S. Senate Committee on Banking, Housing & Urban Affairs — 1990 to 1997

Other Professional and Leadership Experience:
Board Member, Children’s National Medical Center
Director, Nomura Securities, Inc.
Director, Nomura Global Financial Products

Directorships of Other Public Companies:
CA, Inc. — 2004 to present
CIT Group — 2010 to present

Ambac Financial Group, Inc. — former Board Member

Skills, Experience and Qualifications:
Ms. Unger’s government, public policy and legal and regulatory experience, together with her extensive leadership experience at government agencies, provides the Board with perspectives into regulatory policy and the political and legislative process. She also has significant corporate governance expertise as a member or chair of boards and board committees of public companies and her service at the U.S. Securities and Exchange Commission.

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Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Barry L. Williams, 73 Director since July 2000
Retired – Investment Consultant

Business Experience:
President, Williams Pacific Ventures, Inc., a consulting and investment company — 1987 to 2014

Other Professional and Leadership Experience:
Director, Sutter Health
Trustee, Management Leadership for Tomorrow
Former Director, CH2M Hill Companies
Trustee Emeritus, American Conservatory Theater

Directorships of Other Public Companies:
Jacobs Engineering — 2018 to present

PG&E Corporation — former Board Member
Northwestern Mutual Life Insurance Company — former Board Member
Simpson Manufacturing Co., Inc. — former Board Member
SLM Corporation — former Board Member

Skills, Experience and Qualifications:
Mr. Williams brings a wealth of management, leadership, and business skills to our Board of Directors. His experience leading an investment and consulting firm, and his executive roles in business, finance, audit, operations and real estate make him a valuable asset to the Board. These skills, when combined with his service as a director of a number of public companies, including service on several audit, governance and compensation committees, enable him to provide relevant and actionable insights in the areas of finance, financial services, business operations, capital markets and corporate governance.

David L. Yowan, 61 Director since March 2017
Consumer Financial Services Executive

Business Experience:
Executive Vice President and Treasurer, American Express Company — 2006 to present
Senior Treasury Management, American Express Company — 1999 to 2006
Senior Vice President, North American Consumer Bank Treasury, Citigroup — 1987 to 1998

Skills, Experience and Qualifications:
Mr. Yowan’s extensive experience in consumer financial services including his long tenure with the world’s largest payment card issuer makes him a valuable addition to Navient’s Board of Directors. As a recent addition to the Board, Mr. Yowan’s insight and experience in risk management, balance sheet management, asset securitization and strategy make him ideally suited to assist the Board in overseeing financial, operational and credit risk management.

Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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Corporate Governance
Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Navient’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.
The primary responsibilities of the Board of Directors are to:
•	Review Navient’s long-term strategies and set long-term performance metrics;
•
Review and approve Navient’s annual business plan and multi-year strategic plan, periodically review performance against such plans and ensure alignment between the Company’s actions and its longer-term strategic objectives;

•	Review risks affecting Navient and its processes for managing those risks, and oversee management performance with regard to various aspects of risk management, compliance and governance;
•	Select, evaluate and compensate the Chief Executive Officer;
•	Plan for succession of the Chief Executive Officer and members of the executive management team;
•	Review and approve major transactions;
•	Through its Audit Committee, select and oversee Navient’s independent registered public accounting firm;
•	Oversee financial matters, including financial reporting and financial controls;
•	Recommend director candidates for election by shareholders and plan for the succession of directors; and
•	Evaluate the Board’s composition, succession, and effectiveness.
Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed, at least annually, by the Nominations and Governance Committee. The Guidelines are published at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, embody the following governance practices, among others:
•
A majority of the members of the Board of Directors must be independent directors and all members of the Audit, Compensation and Personnel, and Nominations and Governance Committees must be independent.

•	All directors stand for re-election each year and must be elected by a majority of the votes cast in uncontested elections.

•
No individual is eligible for nomination to the Board upon the earlier of (i) their 75th birthday or (ii) effective in 2018, after having served in the aggregate more than 20 years on the Board and the board of the Company’s predecessor companies.

•	The Board of Directors has separated the roles of Chairman of the Board and CEO, and an independent, non-executive director serves as Chairman.

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•
Independent members of the Board of Directors and its committees meet in executive session, outside the presence of management or the CEO at the beginning of each regularly-scheduled Board meeting as well as the end of each regularly-scheduled Board and committee meeting. The Chairman of the Board (or the applicable committee chair) presides over these sessions.

•	Navient maintains stock ownership and retention guidelines for directors and executive officers and has a policy to prohibit the hedging or pledging of its stock.
•	The Board of Directors and its committees conduct performance reviews annually, and have routinely done so.
•	The Board of Directors and its committees may engage their own advisors.
The Board is preparing for anticipated director retirements, including the retirement of its Chairman, that will result from a combination of the Board’s tenure and age limits. As part of this process, the Nominations and Governance Committee, at the direction of the Board, has conducted an assessment of director skillsets in light of the Company’s present and future businesses.
Board Leadership Structure

The Board of Directors has separated the roles of Chairman of the Board of Directors and Chief Executive Officer, and the Board of Directors continues to believe that this structure properly balances the Board’s management and governance responsibilities. The Board of Directors also believes that its leadership structure has created an environment of open, transparent communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in oversight by being able to monitor those matters that may present significant risks to Navient.
While it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting Navient’s strategic development with the Board’s management oversight function, as the Board contemplates both CEO succession and Chairman of the Board succession, it may choose to change this separation at any time.
Board Succession Planning

Our Board Governance Guidelines provide that no individual is eligible for nomination to the Board after the earlier to occur of (i) their 75th birthday or, (ii) after they have served more than 20 years on the Board.1 In accordance with the director tenure policy, one incumbent non-employee director will retire from the Board in 2018, and two non-employee directors are scheduled to retire in 2020. As our longest-tenured directors retire, the Board will continue to take an active role in succession planning to ensure that the size of the Board and the skills of the directors are maintained or adjusted as appropriate.
Management Succession Planning

We have succession plans and talent management processes in place for our Chief Executive Officer and for our team of senior executives. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for future business success.
The succession plan for our Chief Executive Officer is reviewed regularly by the Compensation and Personnel Committee and the other independent directors. The plan identifies a “readiness” level and ranking for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our

1 Our Board Governance Guidelines state: “…individuals will not be nominated for election to the Board after the earlier to occur of (i) their 75th birthday or, (ii) beginning with nominations for election to the Board in 2018 and each year thereafter, after they have served more than 20 years on the Board or the boards of its predecessor companies (other than board service on the government sponsored enterprise, the Student Loan Marketing Association)”.

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senior leaders is also a regular process, which includes identifying a rank and readiness level for each potential internal candidate and strategically planning for external hires for positions where gaps, if any, are identified.
In 2017, our Board re-examined emergency CEO and senior management succession planning.  Our emergency CEO succession planning is intended to enable our company to respond to unexpected position vacancies, including those resulting from a major catastrophe, by continuing our company’s safe and sound operation and minimizing potential disruption or loss of continuity to our company’s business and operations.
Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Navient. The Board of Directors has adopted the Guidelines, which include the standards for determining director independence. The Guidelines conform to the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing standards. The Guidelines are published at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.
At the end of 2017, the Board of Directors was comprised of 11 members, 10 of whom were affirmatively determined to be independent. The independent members of the Board of Directors at the end of fiscal 2017 were:  John K. Adams Jr.; Anna Escobedo Cabral; William M. Diefenderfer, III; Diane Suitt Gilleland; Katherine A. Lehman; Linda A. Mills; Jane J. Thompson; Laura S. Unger; Barry L. Williams; and David L. Yowan. During 2017, the Board of Directors determined that each of these individuals met the Nasdaq listing standards and Navient’s own director independence standards. In addition, the Board of Directors considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Navient, on the other, to confirm that there were no transactions or relationships that would impair such director’s independence. Only Mr. Remondi was determined not to be independent.
Each member of the Board of Directors’ Audit, Compensation and Personnel, and Nominations and Governance Committees is independent within the meaning of the Nasdaq listing standards, Rule 10A-3 of the Exchange Act and Navient’s own director independence standards.
Board of Directors Meetings and Attendance at Annual Meeting

The full Board of Directors met eleven times in 2017. Each of our directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees during his or her tenure on that committee. Our directors on average attended 95.6 percent of all meetings of the Board of Directors and committees in 2017. All of our directors attended the Company’s 2017 annual meeting of shareholders. All of our directors are expected to attend the 2018 annual meeting.
Committee Membership

The Board of Directors has established the following committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Personnel Committee, a Nominations and Governance Committee, a Finance and Operations Committee, and an Executive Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation. Investors may find the current membership of the committees at http://www.navient.com/about/investors/corp_governance/.
For 2017, an 18-month work-plan was created from the charters of the Audit, Compensation and Personnel, Nominations and Governance, and Finance and Operations Committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans will be reviewed and revised as appropriate in 2018. Agendas for committee meetings are developed based on each committee’s work-plan together with other current matters the Board chair, the committee chair or management believes should be addressed at the meeting. The chair of each

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committee provides regular reports to the Board of Directors regarding the subject of the committee’s meetings and any committee actions.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2017. This table reflects the membership of each committee as of December 31, 2017.2 It is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet more often than the other committees.

	Audit Committee	Compensation and Personnel Committee	Executive Committee	Finance and Operations Committee	Nominations and Governance Committee
John K. Adams, Jr.	X		X	CHAIR
Anna Escobedo Cabral (1)	CHAIR		X		X
William M. Diefenderfer, III			CHAIR
Diane Suitt Gilleland	X				X
Katherine A. Lehman		X		X
Linda A. Mills		CHAIR	X	X
John F. Remondi			X
Jane J. Thompson (2)		X		X
Laura S. Unger (3)	X		X		CHAIR
Barry L. Williams (4)		X			X
David L. Yowan	X			X
Number of Meetings in 2017	10	7	5	7	5
Chair = Committee Chair
X = Committee Member

(1)	The Board appointed Ms. Escobedo Cabral to be Chair of the Audit Committee on May 23, 2017.
(2)	Ms. Thompson assumed the role of Vice Chair of the Compensation and Personnel Committee in February 2018.
(3)	The Board appointed Ms. Unger to be Chair of the Nominations and Governance Committee on May 23, 2017.
(4)	Mr. Williams also served on the Finance and Operations Committee until May 23, 2017, when he became a member of the Nominations and Governance Committee.
Diane Suitt Gilleland is not standing for re-election to the Board and will be retiring effective May 24, 2018. In addition, John K. Adams, Jr. notified the Board on March 27, 2018, that he does not wish to seek reelection at our 2018 Annual Meeting. Accordingly, Mr. Adams is not being nominated by the Board for reelection, and his tenure as a director will end when his current term expires at our 2018 Annual Meeting.
The Board began a deliberate committee succession and rotation plan in 2015. The Board reserves the right to assess each committee’s needs and the skills, expertise and other qualifications when naming a new chair.
Audit Committee
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2017, the Audit Committee, as set forth in its charter, assisted the Board of Directors in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. In addition, the Audit Committee prepares the report of the Audit Committee for Navient’s annual proxy statement, as required by the SEC. The Board of Directors has determined that two members of the Audit Committee—Mr. Yowan and Mr. Adams—qualify as audit committee financial experts, as that term is defined under the rules promulgated by the SEC. During 2017, no member of the Audit Committee served on the audit committee of more than three public companies.

2 Barry A. Munitz served as a member of the Board, Compensation and Personnel Committee and the Nominations and Governance Committee during 2017, until his retirement from the Board in May 2017.

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Compensation and Personnel Committee
Pursuant to the provisions of its charter, which can be found on our website in full, the primary responsibilities of the Compensation and Personnel Committee (also referred to herein as the “Compensation Committee”) during 2017 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and other executive officers who report to the CEO (collectively “Executive Management”), and independent members of the Board of Directors; (2) review and approve compensation plans, incentive plans and benefit plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board of Directors succession plans applicable to Executive Management; (7) review and consider current and developing compensation and personnel related topics as appropriate, including performance management, leadership development, turnover and retention, diversity, and employee engagement; and (8) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required. The Compensation Committee, in coordination with the Audit Committee, also reviews the report of management on the potential risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the independent chairman and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee sets the compensation of the Chief Executive Officer and Executive Management. At that time, the Compensation Committee also makes a recommendation to the Board of Directors regarding director compensation. The Compensation Committee reviews executive compensation as described in the “Compensation Discussion and Analysis” section of this proxy statement. In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.
Executive Committee
Since its creation, membership of the Executive Committee has included the committee chairs, the Chief Executive Officer and the chairman. Under its charter, the Executive Committee has authority to act on behalf of the Board of Directors when the full Board of Directors is not available, assists the Board of Directors in fulfilling its oversight responsibilities with regard to establishing risk tolerances and parameters for Navient, and oversees the allocation of risk oversight responsibilities among Board committees.
Finance and Operations Committee
During 2017, the Finance and Operations Committee assisted the Board of Directors, as required by its charter, by providing oversight with respect to: (1) material corporate finance matters, including investments, mergers and acquisitions, capital management, financing and funding strategy; (2) technology and operations; (3) marketing and product development; (4) the Company’s lending programs; and (5) the Company’s information security program and cyber-security. The Finance and Operations Committee also reviewed the financial risk profile of Navient, including capital market access, credit, interest rate, currency and programmatic/contractual risks and reviewed with management steps to manage those risks.
Nominations and Governance Committee
In accordance with its charter, the Nominations and Governance Committee assists the Board of Directors in establishing appropriate standards for the governance of Navient, the operations of the Board of Directors generally and the qualifications of directors. It recommends to the Board of Directors the director nominees for the annual meeting of shareholders, oversees the Company’s reputational and political risks, supervises the Board’s self-evaluation and succession process and reviews and recommends changes to the Board’s Governance Guidelines. Additionally, the Nominations and Governance Committee, routinely benchmarks the Company’s governance practices against industry best practices and makes appropriate changes when necessary. For example, in early April 2018, the Nominations and Governance Committee approved and recommended to the Board of Directors an amendment to the Company’s bylaws adopting proxy access beginning with the 2019 annual meeting season. A description of the Company’s proxy access bylaw, which the Board of Directors approved on April 4, 2018, is included in the “Adoption of Proxy Access” section of this proxy statement.

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Each of the Committees’ charters is available at www.navient.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.
Compensation Consultant and Independence

During 2017, the Compensation Committee retained Pearl Meyer as its independent compensation consultant (the “Compensation Consultant”).
The Compensation Consultant reported directly to the Compensation Committee, and the Compensation Committee retained authority to replace the Compensation Consultant or hire additional consultants at any time. A representative from the Compensation Consultant participated in meetings of the Compensation Committee and met with the committee without the presence of management, as requested, and directly communicated with the Chair of the Compensation Committee between meetings. However, the Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers.
The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee on the principal aspects of Navient’s executive and director compensation programs, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation program design, reviewing Navient’s executive compensation disclosures, and informing the Committee about new compensation-related regulatory and industry issues as they emerge.
During 2017, and again in 2018, the Compensation Committee considered the independence of the Compensation Consultant in light of SEC rules and Nasdaq listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to Navient by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenues; (3) policies or procedures maintained by the Compensation Consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Navient Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that the work of the Compensation Consultant did not raise any conflicts of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ms. Mills, Ms. Lehman, Ms. Thompson and Mr. Williams were members of the Compensation Committee during fiscal year 2017.3 All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient or its affiliates. During fiscal year 2017, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

3 Mr. Munitz served on the Compensation Committee until his retirement in May 2017.

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The Board of Directors’ Role in Risk Oversight

The Board of Directors and its standing committees oversee Navient’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line, as well as the risk management practices the management team develops and utilizes. This risk management framework is reviewed periodically in light of the Company’s short- and long-term strategies and the major risks and issues facing the Company. Management escalates to the Board of Directors any significant departures from established tolerances and parameters and reviews new and emerging risks.
Navient employs a Risk Appetite Framework which defines the most significant risks impacting our business and provides a process for evaluating and quantifying such risks. Our Enterprise Risk Committee is a management-led committee that monitors approved risk limits and thresholds to ensure our businesses are operating within approved risk parameters. Through ongoing monitoring of risk exposures, management endeavors to identify potential risks and develop appropriate responses and mitigation strategies. Our Risk Appetite Framework segments Navient’s risks across nine domains: (1) credit; (2) market; (3) funding and liquidity; (4) compliance; (5) legal; (6) operational; (7) reputational/political; (8) governance; and (9) strategy. Management escalates to the Board of Directors any significant departures from established tolerances and parameters and reviews new and emerging risks.
The Board of Directors’ Risk Oversight Structure

Cybersecurity Risk Oversight
The Board of Directors, through the Finance and Operations Committee, plays an important role in overseeing the Company’s cybersecurity risk management. The Finance and Operations Committee receives regular briefings from the Company’s Chief Information Security Officer relating to the most recent developments in cybersecurity prevention, detection, response and recovery as well as updates on breaches and exploitations, both successful and unsuccessful, at other companies. In response to recently issued interpretive guidance from the SEC, the Board’s 2018 priorities will be to focus on the integration of the Company’s cybersecurity risk management into its robust risk and disclosure framework.

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Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”) that conducts an annual risk review and assessment of the various incentive compensation plans covering our employees—including plans that cover our named executive officers—to ensure that our employees are not incented to take inappropriate risks which could impact our financial position and controls, reputation and operations. Our Chief Risk & Compliance Officer, Chief Legal Officer, Chief Audit Officer and Chief Human Resources Officer serve on the ICP Committee, along with senior business leaders. The ICP Committee presented its annual findings to the Compensation Committee and the Audit Committee in early 2018, and the Compensation Committee determined that the Company’s incentive compensation programs do not encourage or create unnecessary risk-taking, and that the risks arising from the programs are not reasonably likely to have a material adverse effect on the Company. The ICP Committee will continue to monitor our incentive compensation plans, as well as the plan governance structure put in place to mitigate risks associated with the plans, to ensure that our incentive compensation practices properly incent our employees and reflect industry best practices.
Nominations Process

The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members or third parties. The Nominations and Governance Committee may also engage third-party search firms to assist in identifying director candidates.
Candidates are evaluated based on the needs of the Board of Directors and Navient at that time, given the then-current mix of Board members, their individual skills and experiences, and the Nominations and Governance Committee’s desire to bring additional skills or experiences to the Board. While Navient does not have a formal Board diversity policy, the Board of Directors seeks representation that reflects gender, ethnic, age and geographic diversity as reflected in the Guidelines. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition, skills and diversity of the Board of Directors, and as part of the process, the Nominations and Governance Committee incorporates into the Board of Directors’ annual evaluation process, the opportunity for each Board member to provide input regarding the current and desired composition of the Board of Directors and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:
•	Knowledge of Navient’s business;
•	Proven record of accomplishment;
•	Willingness to commit the time necessary for Board of Director service;
•	Integrity and sound judgment in areas relevant to the business;
•	Willingness to represent the best interests of all shareholders and objectively appraise management performance;
•	Ability to challenge and stimulate management; and
•	Independence.
In addition, the Nominations and Governance Committee believes the Board of Directors collectively should encompass a mix of skills and expertise in the following areas:
•	Finance;
•	Accounting/audit;
•	Corporate governance;
•	Information security and cyber-security;
•	Financial services;

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•	Business services and operations;
•	Capital markets;
•	Higher Education;
•	Industry;
•	Consumer credit;
•	Marketing and product development;

•	Government/Regulatory; and
•	Legal.
The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801. The shareholder should also include his or her contact information and a statement of his or her share ownership. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2019 Annual Meeting” in this proxy statement.
Proxy Access

Consistent with its practice of monitoring best corporate governance practices, the Nominations and Governance Committee of the Board conducted a review of the Company’s bylaws in 2017. Upon the recommendation of the Nominations and Governance Committee, the Board adopted a “proxy access” amendment to its bylaws in early April 2018. Beginning with the 2019 proxy season, the Company will include in its proxy statement and on its form of proxy card, the name of a director nominee submitted by an “Eligible Holder” who provides the information and satisfies the other provisions of the Company’s bylaws. To qualify as an “Eligible Holder,” a shareholder or a group of no more than 20 shareholders must have continuously owned at least three percent (3%) of the outstanding shares of the Company’s Common Stock entitled to vote in the election of directors for a period of at least three years and thereafter continue to own the shares through the Company’s annual meeting. A complete version of the Company’s Second Amended and Restated Bylaws can be found on the Corporate Governance page of its website at https://navient.com/about/investors/corp_governance/.
Director Orientation and Continuing Education

The Nominations and Governance Committee oversees the orientation of new directors and the ongoing education of the Board. As part of Navient’s director orientation program, new directors participate in one-on-one introductory meetings with Navient business and functional leaders and are given presentations by members of senior management on Navient’s strategic plans, financial statements and key issues, policies and practices. In addition, new directors receive education on their governance and fiduciary duties. Directors may enroll in director continuing education programs on corporate governance and critical issues associated with a director’s service on a public company board. Navient makes a stipend available to each director to pay all or a portion of the expenses of these programs. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our strategic business groups. The Board also periodically participates in Board educational programs and site visits to Navient facilities.

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Shareholder Engagement and Communications with the Board

Our CEO, Chief Financial Officer, and Vice President of Investor Relations, together with other members of management, meet periodically with investors to discuss Navient’s strategy and financial and business performance, and to update investors on key developments. During 2017, Navient held meetings with over 200 investors and potential investors. In addition, we routinely seek our shareholders’ views on governance and compensation matters.
Shareholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Chairman or any other individual member of the Board of Directors by contacting the Chairman of the Board in writing at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.
In general, the Corporate Secretary forwards all such communications to the Chairman. The Chairman in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Corporate Secretary forwards those communications directly to those individuals.
The directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.
Policy on Political Contributions, Disclosure and Oversight

We did not make any political contributions using corporate funds in 2017, and we have no intention of making such political contributions in 2018. The Company’s Government Relations Department is responsible for the development and implementation of policies pertaining to the Company’s political activities. It reports annually to the Nominations and Governance Committee of the Board on major lobbying priorities and principles. The Department also provides the Committee with a report on any payments made to trade associations, political expenditures, contributions made to other tax-exempt political organizations, as well as contributions by the Company’s Political Action Committee. In addition to the Government Relations Department, Navient maintains numerous compliance processes structured to ensure that the Company and its employees conduct all their activities in accordance with our Code of Business Conduct and with all relevant laws governing political contributions and lobbying activities.
Since 2016, we have disclosed our political activity and contributions through the publication of our Transparency in Policy Engagement and Political Participation Report. The Report provides an overview of the Company’s legislative and political priorities and also provides details pertaining to Navient’s contributions to members of Congress, trade associations, 527 political organizations and other political organizations. The Nominations and Governance Committee has instructed the Company to update the report on a semi-annual basis. The current Report is available on the Company’s website at https://www.navient.com/about/who-we-are/transparency/.
Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the chief financial officer and the chief accounting officer. The Code of Business Conduct is available on the Company’s corporate governance website at https://navient.com/about/investors/corp_governance/ and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, chief financial officer or chief accounting officer or any director) at this location on its website. There were no waivers during 2017. In August 2017, we amended the Code

2018 Proxy Statement	29

of Business conduct to include new anti-retaliation provisions and to broaden its applicability to incentive compensation plans.
Policy on Review and Approval of Transactions with Related Parties

The Company has adopted a Policy on Related Party Transactions to ensure that all Interested Transactions with Related Parties, as those terms are defined in the policy, will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. The policy states that, except for the limited exceptions specifically stated in the policy, Interested Transactions with Related Parties that will exceed $120,000 in any calendar year must be reviewed by the Audit Committee and receive approval of the Board of Directors prior to the Corporation entering into the Interested Transaction. A copy of the policy is available on the Company’s Corporate Governance website at https://www.navient.com/about/investors/corp_governance/.

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Director Compensation
Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, complexity and risk exposure, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation of our non-employee directors on an annual basis and makes recommendations to the Board.
Prior to 2017, our director compensation program included meeting fees of $1,500 for every Board or committee meeting attended by a director, subject to an annual aggregate maximum amount of $19,500 (which equates to 13 Board or committee meetings per year), along with an annual cash retainer and annual equity retainer. Annual cash retainers were paid in a single lump sum each year following our annual meeting of shareholders.
In late 2016, the Compensation Committee reviewed our director compensation with the assistance of the Compensation Consultant and concluded that the existing program should be modified. At the recommendation of the Committee, the Board eliminated meeting fees as a separate category of compensation effective with the annual meeting of shareholders in May 2017. Concurrently, the Board approved an increase in the annual equity award for our non-employee directors from $100,000 to $130,000, with the Board Chairman receiving an annual equity award of $195,000, to partially offset the elimination of the meeting fees component and, consistent with best practices, increase the proportion of compensation payable in equity. This increase in compensation is the first increase for our non-employee directors since the Board was formed in connection with the 2014 spin-off from SLM Corporation. Finally, the Board also directed that annual cash retainers be paid in four equal installments beginning in May 2017.
Our 2017 director compensation program is detailed below.
Director Compensation Elements

The following table highlights the material elements of our 2017 director compensation program:

2017 Compensation Elements	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Chairman	50,000
Additional Cash Retainer for Audit Committee Chair	30,000
Additional Cash Retainer for Compensation and Personnel Committee Chair	25,000
Additional Cash Retainer for Other Committee Chairs	20,000
Annual Equity Award	130,000
Additional Equity Award for Independent Chairman	65,000
Annual cash retainers are paid in quarterly installments beginning shortly after each annual meeting of shareholders. Annual equity awards typically are granted in February each year in the form of restricted stock. These awards vest only upon the recipient’s election to the Board at the Company’s next following annual meeting of shareholders (or, if earlier, upon death, disability, or a change in control).
We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director. As described below, our non-employee directors may elect to defer all or a portion of their annual compensation under the Navient Corporation Deferred Compensation Plan for Directors.
Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under our share ownership guidelines, each director is expected, within five years of his or her initial election to the Board of Directors, to own Navient Common Stock with a value equivalent to at least four times his or her annual cash retainer (excluding any additional cash or equity retainer). The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; shares

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credited to deferred compensation accounts; restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time; and vested stock options, to the extent that they are “in-the-money.”
All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement due to their share ownership amount or because the five-year period from their initial election has not ended.
Anti-Hedging and Pledging Policy

Navient’s Securities Trading Policy prohibits directors and officers (as defined by Rule 16a-1(f) of the Exchange Act and referred to as “Section 16 Officers”) from selling Navient stock short, holding Navient securities in a margin account, or pledging Navient securities as collateral for a loan or otherwise. Additionally, no director, Section 16 Officer or any other officer of the Company who is subject to the Company’s Stock Ownership Guidelines is permitted to enter into derivative or speculative transactions involving Navient securities (including prepaid variable forward contracts, equity swaps, collars, credit default swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Navient securities. All directors and named executive officers were in compliance with this policy throughout 2017 and remain in compliance as of the date of this proxy statement.
Policy on Rule 10b5-1 Trading Plans

The Company’s Securities Trading Policy governs the circumstances under which Navient directors and Section 16 Officers may enter into trading plans pursuant to SEC Rule 10b5-1. Rule 10b5-1 trading plans are pre-established trading plans for sales of our Common Stock. We believe our Rule 10b5-1 policy is effective in ensuring compliance with legal requirements. Under the policy:
•	All Rule 10b5-1 trading plans must be pre-cleared by the Company’s Securities Trading Compliance Officer.
•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.
•	Once adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade.
Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate, the director pays the full cost of medical and dental coverage (which for an employee is normally shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at his/her own expense. The Independent Chairman is also entitled to reimbursement for office and transportation expenses commensurate with the amount of time he allocates to Board service.
Deferred Compensation Plan for Directors

Navient sponsors a deferred compensation plan for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual cash retainer and/or (through May 2017) meeting fees. In addition, directors may elect to receive a credit under the Director Deferred Compensation Plan in lieu of their annual equity retainer.

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Provided this election is made before the beginning of the year, the director’s plan account will be credited with a dollar amount equivalent to the annual equity retainer and automatically invested in a notional Company stock fund.
Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals invested in the notional Company stock fund are payable in shares of Navient Common Stock. All other deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board (except for hardship withdrawals in limited circumstances). As noted below, Ms. Escobedo Cabral, Mr. Diefenderfer, Ms. Thompson, Ms. Unger and Mr. Williams each elected to defer all or a portion of his/her 2017 compensation under the Director Deferred Compensation Plan.
Director Compensation Table

The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
John K. Adams, Jr.	90,000	129,985	58	220,043
Anna Escobedo Cabral(4)	97,500	130,000	58	227,558
William M. Diefenderfer, III(5)	121,500	195,000	58	316,558
Diane Suitt Gilleland	75,000	129,985	58	205,043
Katherine A. Lehman	78,000	129,985	58	208,043
Linda A. Mills	93,750	129,985	58	223,793
Barry A. Munitz(6)	3,000	129,985	0	132,985
Jane J. Thompson(7)	78,000	130,000	58	208,058
Laura S. Unger(8)	93,000	129,985	58	223,043
Barry L. Williams(9)	78,000	130,000	58	208,058
David L. Yowan(10)	97,500	129,993	58	227,551
(1)
This table includes all fees earned or paid in fiscal year 2017. Unless timely deferred, 2017 annual cash retainers were paid in quarterly installments beginning shortly after the Company’s 2017 annual meeting of shareholders in May 2017. Only three of these quarterly payments occurred in 2017, with the fourth and final payment occurring in 2018. In prior years, annual cash retainers were paid in a single lump sum shortly after our annual meeting of shareholders in May. For the period prior to our annual meeting of shareholders in May 2017, each of our non-employee directors also was paid $1,500 for every Board or committee meeting that he or she attended, subject to an annual aggregate maximum amount of $19,500 (which equates to 13 Board or committee meetings per year). This annual maximum was measured by reference to the twelve-month period beginning on the date of the Company’s annual meeting of shareholders. Meeting fees were eliminated from our director compensation program effective May 2017.

(2)
The grant date fair market value for each share of restricted stock granted in 2017 to directors is based on the closing market price of the Company’s Common Stock on the grant date. Additional details on accounting for stock-based compensation can be found in “Note 2–Significant Accounting Policies” and “Note 11–Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K. Grant date fair values are rounded down to the nearest whole share to avoid the issuance of fractional shares. As noted in the footnotes below, certain directors timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of their 2017 annual equity retainer. Plan credits are automatically invested in a notional Company stock fund and are not subject to rounding for fractional shares.

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(3)	All Other Compensation is set forth in the table below:

Name	Life Insurance Premiums(A) ($)	Total ($)
John K. Adams, Jr	58	58
Anna Escobedo Cabral	58	58
William M. Diefenderfer III	58	58
Diane Suitt Gilleland	58	58
Katherine A. Lehman	58	58
Linda A. Mills	58	58
Barry A. Munitz	0	0
Jane J. Thompson	58	58
Laura S. Unger	58	58
Barry L. Williams	58	58
David L. Yowan	58	58
(A)	The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.
(4)
Ms. Escobedo Cabral timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2017 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(5)
Mr. Diefenderfer timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of his 2017 annual equity retainer, with the credit being automatically invested in a notional Company stock fund. He also elected to defer his annual cash retainer under the Director Deferred Compensation Plan.

(6)	Mr. Munitz retired from the Board on May 24, 2017, and he forfeited the stock award reflected in the table above which he had received earlier in the year.
(7)
Ms. Thompson timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2017 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(8)	Ms. Unger elected to defer her meeting fees under the Director Deferred Compensation Plan.
(9)
Mr. Williams timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of his 2017 annual equity retainer, with the credit being automatically invested in a notional Company stock fund. He also elected to defer his annual cash retainer and meeting fees (until May 2017) under the Director Deferred Compensation Plan.

(10)
Mr. Yowan was first appointed to the Board on March 30, 2017. From that time until his election to the Board at the May 2017 annual meeting of shareholders, Mr. Yowan received a pro-rated annual cash retainer (in line with all other directors who were paid an annual, lump sum cash retainer for the period from May 2016 to May 2017) as well as meeting fees.

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Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm
Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On February 5, 2018, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.
This proposal is put before the shareholders because the Board of Directors believes it is a good corporate governance practice to ask shareholders to ratify the selection of the independent registered public accounting firm.
For ratification, this proposal requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2018 if, in its discretion, it determines that such a change would be in the Company’s best interests.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

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Independent Registered Public Accounting Firm
Fees Paid to Independent Registered Public Accounting Firms for 2017 and 2016

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2017, and 2016, are set forth below.

	2017	2016
Audit Fees	$3,059,569	$3,451,165
Audit-Related Fees	$1,641,614	2,006,475
Tax Fees*	929,921	738,358
All Other Fees	-	-
Total	$5,631,104	$6,195,998
*
Tax fees for 2016 do not include certain amounts paid by Navient to SLM Corporation (“SLM”) pursuant to a Tax Sharing Agreement dated April 28, 2014 between Navient and SLM, which required Navient to reimburse SLM for certain payments paid to KPMG on Navient’s behalf. In 2016, Navient reimbursed SLM $534,342 for such payments.

Audit Fees.   Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.
Audit-Related Fees.  Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.
Tax Fees.  Tax fees include fees for federal and state tax compliance, and tax consultation services.
Pre-approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2017. Reporting is provided to the Audit Committee regarding services that the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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Report of the Audit Committee
The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.
The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets, on a regular basis, with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Annual Report on Form 10-K and our quarterly reports on Form 10-Q prior to their being filed with the SEC. It also meets with management and our independent auditors to review and discuss our quarterly earnings prior to their release.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor the Company’s financial record-keeping and controls, management is ultimately responsible for the Company’s financial reporting process, including its system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.
The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2017. The Audit Committee also discussed with KPMG LLP the matters under Public Company Accounting Oversight Board (“PCAOB”) standards, including among other things, matters related to the conduct of the audit of our financial statements.
The Audit Committee received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.
Audit Committee
Anna Escobedo Cabral, Chair
John K. Adams, Jr.
Diane Suitt Gilleland
Laura S. Unger
David L. Yowan

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Ownership of Common Stock
The following table provides information, as of February 19, 2018, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership at February 19, 2018).

Name and Address of Beneficial Owner	Shares	Percent

The Vanguard Group, Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	29,574,809	11.23%

Barrow, Hanley, Mewhinney & Strauss, LLC (2) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	28,869,964	10.96%

BlackRock Inc. (3) 40 East 52nd Street New York, NY 10022	17,690,334	6.72%

Boston Partners (4) One Beacon Street 30th Floor Boston, MA 02108	17,123,082	6.50%

Canyon Capital Advisors (5) 2000 Avenue of the Stars, 11th Floor Los Angeles, CA 90067	15,250,281	5.79%

(1)
This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., on February 9, 2018. The Vanguard Group, Inc., directly and through its subsidiaries, has sole power to vote or direct the voting of 304,973 shares of Common Stock, shared voting power of 39,900 shares, sole power to dispose of or direct the disposition of 29,250,395 shares of Common Stock, and shared power to dispose of or direct the disposition of 324,414 shares of Common Stock. According to this Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 281,999 shares of Common Stock; and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 62,874 shares of Common Stock.

(2)
This information is based on the Schedule 13G filed with the SEC by Barrow, Hanley, Mewhinney & Strauss, LLC on February 12, 2018. Barrow, Hanley, Mewhinney & Strauss, LLC has sole power to vote or direct the vote for 7,253,518 shares of Common Stock, shared power to vote or to direct the vote for 21,616,446 shares of Common Stock and sole power to dispose or to direct the disposition of 28,869,964 shares of Common Stock.

(3)
This information is based on the Schedule 13G filed with the SEC by BlackRock, Inc. on January 25, 2018. BlackRock, Inc. has sole power to vote or direct the voting of 16,089,126 shares of Common Stock and has sole power to dispose of or direct the disposition of for 17,690,334 shares of Common Stock.

(4)
This information is based on the Schedule 13G filed with the SEC by Boston Partners on February 12, 2018. Boston Partners has sole power to vote or direct the vote for 13,456,823 shares of Common Stock, shared power to vote or to direct the vote for 40,938 shares of Common Stock and sole power to dispose or to direct the disposition of 17,123,082 shares of Common Stock.

(5)
This information is based on the Schedule 13G filed with the SEC by Canyon Capital Advisors on February 14, 2018. Canyon Capital Advisors LLC has sole power to vote or direct the vote for 15,250,281 shares of Common Stock and sole power to dispose or to direct the disposition of 15,250,281 shares of Common Stock. On April 4, 2018, Canyon Capital Advisors LLC filed a Schedule 13D disclosing beneficial ownership of 20,441,712 shares of Common Stock and sole power to dispose or direct the disposition of 20,441,712 shares of Common Stock. The Schedule 13D represents that Canon Capital Advisors LLC is the beneficial owner of 7.8% of the shares of Common Stock outstanding and is calculated based upon the 263,388,482 shares of Common Stock outstanding as of January 31, 2018.

2018 Proxy Statement	38

Ownership of Common Stock by Directors and Executive Officers
The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as stock that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 28, 2018. The beneficial owners listed have sole voting and investment power with respect to stock beneficially owned, except as to the interests of spouses or as otherwise indicated. As of February 28, 2018, there were 264,585,808 shares of our Common Stock issued, outstanding and entitled to vote.

Director Nominees	Shares (1)	Vested Options (2)	Total Beneficial Ownership (3)	Percent of Class
John K. Adams, Jr.(4)	36,220	-	36,220	*
Anna Escobedo Cabral(5)	36,967	-	36,967	*
William M. Diefenderfer III(6)	171,277	-	171,277	*
Diane Suitt Gilleland(7)	140,771	33,139	173,910
Katherine A. Lehman	38,720	-	38,720	*
Linda A. Mills	40,596	-	40,596	*
Jane J. Thompson(8)	41,796	-	41,796	*
Laura S. Unger(9)	37,057	-	37,057	*
Barry Lawson Williams(10)	79,701	9,226	88,927	*
David L. Yowan(11)	18,279	-	18,279

Named Executive Officers
Jack Remondi(12)	1,783,389	667,037	2,450,426	*
Christian Lown(13)	141,505	-	141,505	*
Somsak Chivavibul(14)	307,120	49,176	356,296	*
John Kane(15)	353,523	54,510	408,033	*
Jeff Whorley(16)	303,838	-	303,838	*
Timothy Hynes(17)	244,886	69,429	314,315	*
Mark Heleen(18)	168,322	11,647	179,969	*

Directors and Officers as a Group (18 Persons)	4,021,890	923,419	4,945,309	1.85%
*	Less than one percent
(1)
Shares of Common Stock and stock units held directly or indirectly, including deferred stock units credited to Company-sponsored retirement and deferred compensation plans. Totals for named executive officers include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that vest and are converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

(2)
Shares that may be acquired within 60 days of February 28, 2018, through the exercise of stock options. The stock options held by our officers are net-settled pursuant to their terms (i.e., shares are withheld upon exercise to cover the aggregate exercise price, and the net resulting shares are delivered to the option holder). Net-settled stock options therefore are shown on a “spread basis,” with out-of-the-money options shown as 0. The stock options held by our directors are a combination of net-settled options and traditional non-qualified stock options, which are shown on a gross outstanding basis.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.
(4)
On March 27, 2018, Mr. Adams notified the Board that he does not wish to seek reelection at our 2018 Annual Meeting. Accordingly, Mr. Adams is not being nominated by the Board for reelection, and his tenure as a director will end when his current term expires at our 2018 Annual Meeting.

2018 Proxy Statement	39

(5)	For Ms. Cabral, 30,255 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.
(6)	Mr. Diefenderfer’s share ownership includes 75,631 shares held indirectly in a Roth IRA. 70,549 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.
(7)
Ms. Gilleland is not standing for re-election to the Board and will be retiring effective May 24, 2018. 25,475 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)	For Ms. Thompson, 35,535 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.
(9)	For Ms. Unger, 5,490 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.
(10)	For Mr. Williams, 41,532 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.
(11)	For Mr. Yowan, 9,537 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.
(12)
Mr. Remondi’s share ownership includes 250 shares held as custodian for his child. 668,029 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Remondi has no voting or dispositive control.

(13)	135,505 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Lown has no voting or dispositive control.
(14)
Mr. Chivavibul’s share ownership includes 2,098 shares held by his spouse. 112,727 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Chivavibul has no voting or dispositive control.

(15)
229,862 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Kane has no voting or dispositive control. 1,129 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(16)	230,999 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Whorley has no voting or dispositive control.
(17)	161,665 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hynes has no voting or dispositive control.
(18)	117,308 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Heleen has no voting or dispositive control.

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Executive Officers
Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Navient’s executive officers who are not directors. Biographical information for Mr. Remondi is included in Proposal 1 — Election of Directors.

Name and Age	Position and Business Experience

Christian Lown 48
•  Chief Financial Officer, Navient — March 2017 to present
•  Managing Director and Co-Head, Global Financial Technology Group, North America Diversified Finance, Morgan Stanley — 2006 to February 2017
•  Vice President, Financial Institutions Group — UBS AG — 2003 to 2006
•  Associate, Financial Institutions Group, Credit Suisse First Boston — 2001 to 2003

John Kane 49
•  Group President, Business Processing Solutions, Navient — June 2015 to present
•  Chief Operating Officer, Navient — April 2014 to June 2015
•  Senior Vice President — Enterprise Project Management, SLM Corporation — March 2013 to April 2014
•  Senior Vice President — Credit, SLM Corporation — August 2011 to March 2013
•  Senior Vice President — Collections, SLM Corporation — 2008 to 2011
•  Senior Vice President — Consumer Credit Operations, MBNA/Bank of America — 1990 to 2008

Jeff Whorley 56
•  Group President, Asset Management and Servicing, Navient — June 2015 to present
•  Founder & Chief Executive Officer, Core Principal, Inc. — 2013 to June 2015
•  President, Student Aid Services, Inc. — 2009 to 2012
•  Executive Vice President, Debt Management Services, SLM Corporation — 2003 to 2007

Mark L. Heleen 55
•  Chief Legal Officer and Secretary, Navient — February 2015 to present
•  Senior Vice President and Senior Deputy General Counsel, Navient — June 2014 to February 2015
•  Senior Attorney, Cadwalader Wickersham & Taft LLP — August 2013 to June 2014
•  Independent Consultant — January 2011 to August 2013
•  Executive Vice President and General Counsel, SLM Corporation — February 2009 to December 2010
•  Various roles with the Office of the General Counsel, SLM Corporation — July 1988 to February 2009

Steve Hauber 44	• Chief Risk & Compliance Officer, Navient — June 2017 to present • Chief Audit Officer, Navient — April 2014 to June 2017 • Chief Audit Officer, SLM Corporation — January 2011 to April 2014

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Proposal 3 — Advisory Vote on Executive Compensation
Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company’s executive compensation policies and procedures operate and are designed, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers (“NEOs”).
This proposal gives you, as a shareholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to and objectives of the compensation paid to our NEOs as described in this proxy statement. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:
“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”
The Company conducted a similar advisory vote at our last annual meeting of shareholders. At that time, shareholders expressed support for the 2016 compensation of our NEOs, with approximately 97.1% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve the 2016 compensation of our NEOs.
The Board of Directors believes that the Company’s 2017 executive compensation program strongly aligns pay to actual performance. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section, which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives and how the Company’s performance in 2017 was reflected in the compensation of our NEOs.
This proposal to approve the resolution regarding the compensation paid to Navient’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.
As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The Board of Directors, however, values the opinions of our shareholders as expressed through their votes and other communications. Accordingly, the Board of Directors as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

2018 Proxy Statement	42

Executive Compensation
Compensation and Personnel Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.
The Compensation and Personnel Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Personnel Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and this proxy statement.
Compensation and Personnel Committee
Linda A. Mills, Chair
Jane J. Thompson, Vice Chair
Katherine A. Lehman
Barry L. Williams

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Compensation Discussion and Analysis

Introduction
This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2017, and how we have modified our programs to meet Navient’s needs in the future.
Navient’s Compensation and Personnel Committee (the “Compensation Committee” or simply the “Committee”) is responsible for establishing our executive compensation program, including the program’s underlying philosophy, objectives and related policies. The Committee is composed of Ms. Mills (Chair), Ms. Thompson (Vice Chair), Ms. Lehman and Mr. Williams. Until his retirement in May 2017, Mr. Munitz also served as a member of the Committee. Ms. Thompson assumed the role of Vice Chair in February 2018.
This CD&A presents information for the following Navient NEOs:
•	Jack Remondi, President and Chief Executive Officer
•	Christian Lown, Chief Financial Officer
•	Somsak Chivavibul, Former Chief Financial Officer
•	John Kane, Group President, Business Processing Solutions
•	Jeff Whorley, Group President, Asset Management and Servicing
•	Tim Hynes, Executive Vice President, Consumer Lending
•	Mark Heleen, Chief Legal Officer and Secretary

Mr. Chivavibul served as the Company’s Chief Financial Officer until March 27, 2017, when Christian Lown assumed that role. Mr. Chivavibul then became the Company’s Chief Decision Management Officer, and he continued in that role until his departure from the Company on February 28, 2018. Mr. Hynes served as the Company’s Chief Risk & Compliance Officer until June 19, 2017, when he assumed his current role overseeing the Company’s new consumer lending division.

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Executive Summary
Navient’s executive compensation program emphasizes the link between pay and performance, aligning the compensation of our executives with the interests of our shareholders. This section summarizes Navient’s performance in 2017 and the impact of that performance on the compensation paid to our NEOs.
Navient’s 2017 results highlight the Company’s ability to acquire significant student loan portfolios, while reducing private education loan charge-offs to their lowest levels in over 10 years. Navient’s 2017 acquisitions of Earnest, a leading financial technology and education finance company, and Duncan Solutions, a transportation revenue management company, are examples of our forward-thinking strategy for anticipating customer needs in the digital age. The Company also continued to deliver growth in our non-education fee revenues in 2017, building for the future success of the business, and succeeded in resolving certain short-term financing challenges in 2017 by retiring or repurchasing $1.5 billion in senior secured debt. Our NEOs also met or exceeded individual cost containment goals established for 2017.
The chart below illustrates our key accomplishments in 2017 and the link between those accomplishments and our executive compensation program:
Business Objectives:	Key Accomplishments in 2017:	Link with Executive Compensation Program:
Provide Consistent Returns to Shareholders	Returned $616 million to our shareholders through dividends and share repurchases Improved our operating efficiency	Key Performance Measures: • “Core Basis” EPS • Reduce Expenses • Improve Profitability Equity Awards: • Align NEO Compensation with Shareholder Value
Improve Performance of Our Private Education Loan Portfolio	Private education loan charge-offs decreased by 14% from 2016, resulting in the lowest level of charge-offs in over 10 years	Key Performance Measures: • Private Education Loan Gross Defaults • “Core Basis” EPS
Grow Non-Education Fee Revenue	Fee revenue from our non-education businesses increased 21% from 2016	Key Performance Measure: • Revenue From Growth Businesses • Fee Income
Make Significant Loan Acquisitions	Acquired $10 billion in educational loans, including $1.2 billion that were private education refinance loans, which add to our consistent and predictable cash flows	Key Performance Measures: • Net Student Loan Cash Flows • Pursue Opportunistic Loan Portfolio Acquisitions
Successfully Manage Our Liquidity Needs
Issued $5.7 billion in FFELP loan asset-backed securities or “ABS”, $662 million in private education loan ABS and $1.6 billion in unsecured debt
Retired or repurchased $1.5 billion of senior secured debt
Key Performance Measures: • “Core Basis” EPS Equity Awards: • Align NEO Compensation with Shareholder Value

2018 Proxy Statement	45

Compensation Programs That Drive Performance:  Our executive compensation program balances annual and long-term performance measures, including a mix of financial, operational and strategic goals that promote effective management of our FFELP loan portfolio, improvements in our private education loan portfolio and non-education fee revenues, and profitable growth in our business services segment. Individual performance goals—including cost containment goals in 2017—also are established for each of our NEOs.
Our annual incentive plan—known as the Management Incentive Plan—is designed to drive short-term performance by focusing on key performance measures that align with our business objectives. For 2017, these performance measures included (i) EPS on a “Core Earnings” basis, (ii) revenue from growth businesses, (iii) fee income, and (iv) private education loan defaults. The Management Incentive Plan is described in greater detail beginning on page 52.
The following chart summarizes Navient’s performance in 2017, as measured under our annual incentive program.
Performance Metric	2017 Target	2017 Performance	Payout Factor
Earnings Per Share on a “Core Earnings” Basis	$1.82	$1.79	90.0%
Revenue from Growth Businesses (millions)	$240	$226	79.4%
Private Education Loan Gross Defaults (millions)	$546	$553	89.7%
Fee Income (millions)	$725	$783	150.0%
Our 2017 performance resulted in near-target payments under the 2017 Management Incentive Plan, with each of our NEOs receiving 96.3% of their target annual incentive for 2017.
Our long-term incentive program is designed to drive longer-term performance and shareholder value by delivering a significant portion of NEO compensation through equity awards. As in prior years, 50% of the equity awards granted to our NEOs in 2017 were delivered in the form of performance stock units (“PSUs”) that vest based on the Company’s cumulative performance over a three-year performance period. In general, the PSUs granted in 2017 may vest based on a combination of (i) aggregate cash flows from student loans (net of secured borrowings); (ii) cumulative revenue from growth businesses; and (iii) certain strategic objectives focused on a limited number of critical, non-formulaic goals over the next three years. Our 2017 long-term incentive program is described in greater detail beginning on page 53.
Fiscal year 2017 marked the final year of a three-year performance period associated with PSUs granted to our executive team in early 2015. These long-term equity awards were designed to vest at the end of 2017, with a potential payout ranging from 0% to 130% of the target award, based on the Company’s “cumulative core net income” for the three-year performance period. Because the Company failed to meet the threshold performance level established for these PSUs, the awards were forfeited, resulting in no payout to our executive team.

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CEO Realizable Pay:  Our pay-for-performance approach is highlighted in the following chart, which shows the alignment between the Company’s performance (as measured by cumulative total shareholder return (“TSR”)) and the annual Realizable Pay (as defined below) of our CEO over the past three fiscal years.
The Committee believes that analysis of Realizable Pay allows a more complete understanding of the pay-for-performance relationship than sole reliance on amounts shown in the Summary Compensation Table, which reflects the grant date value of various equity awards. For example, the table below compares the components of Mr. Remondi’s Realizable Pay for 2017 and 2016. The realizable value of PSUs granted in early 2015 is zero, as these PSUs were subsequently forfeited based on 2015-2017 performance.

	Year	Base Salary ($)	Annual Incentive Compensation ($)	PSUs ($)	RSUs ($)	Stock Options ($)	Total ($)
CEO Realizable Pay	2017	1,000,000	1,444,500	0	1,032,553	0	3,477,053
	2016	1,000,000	1,666,500	-	2,067,157	5,527,226	10,260,883

Realizable Pay for each of the applicable fiscal years is the sum of base salary paid, annual incentive award earned, the year-end value of RSUs and stock options granted under the Company’s long-term incentive program in that year, and the value of any PSUs that vested during that fiscal year. Stock awards are valued as the end of each fiscal year and include the “in-the-money” value of stock options, RSUs and PSUs. Because the Company typically grants RSUs and stock options in February each year, the year-end value of these equity awards may be significantly greater or less than the grant-date value depending on whether the price of our common stock has increased or decreased by the end of the year. For example, the year-end value of stock options and RSUs granted in early 2016 was substantially greater than the value of these awards upon grant, as the price of our common stock increased between the February 2016 grant date and December 31, 2016. PSUs typically vest based on cumulative performance over three fiscal years. As noted above, for example, PSUs granted in early 2015 were designed to vest at the end of 2017 based on cumulative performance over the 2015-2017 fiscal years, but the value at the end of the fiscal 2017 was zero as none of the PSUs were earned.
Cumulative TSR assumes a base investment of $100 at May 1, 2014—the date Navient began trading as an independent company following its separation from SLM Corporation—and reinvestment of dividends through December 31, 2017.

2018 Proxy Statement	47

Navient’s Compensation Philosophy and Objectives
We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:
•
Align Compensation with Shareholder Interests. For 2017, 84% of the total direct compensation opportunity provided to our CEO was at-risk and aligned with shareholder value, including incentive awards that are dependent upon the attainment of specific performance objectives, the value of Navient’s Common Stock or both. This feature of our executive compensation program is highlighted in the charts below.

•
Pay for Performance. As illustrated above, more than 50% of the total compensation paid to our NEOs is delivered through annual incentives and PSUs that are earned based on achievement of enterprise-wide goals that impact shareholder value.

•
Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan, and conversely to be lower or zero in periods in which those key annual goals are only partially achieved or not achieved at all.

•	Reward Long-term Growth. The total compensation paid to our NEOs is weighted toward long-term equity-based incentives. These awards link pay to sustained performance and shareholder value creation.
•	Retention of Top Executives. Our NEOs have base salaries and benefits that are competitive, which permit Navient to attract, motivate and retain executives who can drive and lead our success.
The compensation package we provide to our NEOs is designed to be competitive when compared to companies that compete with us for executive talent. In setting the compensation opportunity for our NEOs, we generally target the median total direct compensation provided to similarly-situated executives by our peer group companies.
We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging, pledging or short-sales of any Company stock held by our NEOs and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.
How Compensation Decisions Are Made
In establishing competitive total compensation packages for our NEOs, the Compensation Committee relies on market data to analyze the executive compensation packages offered by Navient’s peer group companies, which are described below. While the Committee generally targets the median total compensation opportunity provided by our peer group companies to similarly-situated executives, market data is only one of several factors considered in establishing the compensation

2018 Proxy Statement	48

opportunity levels of our NEOs. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, are all important factors considered by the Committee. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-term Incentive Programs. These programs are described in more detail below.
Role of the Compensation Consultant.  The Compensation Committee is advised by its Compensation Consultant. See “Compensation Consultant and Independence” for more information on the Compensation Consultant’s role as an independent advisor to the Compensation Committee.
Use of Peer Groups.  Navient seeks to provide its senior executives with competitive compensation relative to a peer group of companies. The Compensation Committee reviews the composition of the peer group annually with the assistance of the Compensation Consultant, making adjustments as needed to address changes in Navient’s business or changes in the peer group companies due to mergers or other transactions.
Based on the Compensation Committee’s review, the peer group for 2017 was changed to better highlight Navient’s three “best fit” core competency categories:  customer account management, asset and risk management, and high-volume operations. Peer companies with asset sizes similar to Navient were selected in each of these categories. The Compensation Committee believes that asset size is the most relevant comparator when identifying other companies of similar size and complexity. The resulting peer group, which the Committee used as context when setting target pay levels at the start of 2017, consists of the following companies:
2017 Navient Peer Group

Company	Total Assets(1)	Net Income(2)	Market Cap(1)
Customer Account Management
Alliance Data Systems Corporation	$30,685	$789	$14,004
Automatic Data Processing, Inc. (3)	44,546	1,733	51,973
DST Systems, Inc.	2,938	452	3,738
Total System Services, Inc.	6,332	586	14,540
The Western Union Company	9,231	(557)	8,731

Asset and Risk Management
The Charles Schwab Corporation	243,274	2,354	68,865
Comerica Incorporated	71,567	743	15,098
Fifth Third Bancorp	142,193	2,194	21,407
Lincoln National Corporation	281,763	2,079	16,821
Voya Financial, Inc.	222,532	(2,992)	8,892

High Volume Operations
Discover Financial Services	100,087	2,099	27,951
Fiserv, Inc.	10,289	1,246	27,327
Global Payments Inc.	12,998	468	15,952
Paychex, Inc. (4)	7,685	817	24,453
Wordplay, Inc. (5)	8,667	130	11,955

25th Percentile	8,949	460	12,980
Median	30,685	789	15,952
75th Percentile	121,140	1,906	25,890

Navient Corporation	114,991	292	3,503
Rank	5 of 16	13 of 16	16 of 16
Percentile	73	17	0
(1)
Total assets and market capitalization as of each company’s most-recent fiscal year end except for Automatic Data Processing, Inc. and Paychex, Inc. Please see footnotes (4) and (5) for more information.

(2)
Financial results (in millions in accordance with GAAP) for each company’s most-recently-ended fiscal year, as reflected in each company’s Annual Report on Form 10-K filed with the SEC. Except as otherwise noted below, each company’s most-recent fiscal year ended December 31, 2017.

(3)
Automatic Data Processing’s most recent fiscal year end is June 30, 2017. Market capitalization reflects common shares outstanding at December 31, 2017, multiplied by the per share closing price of the company’s common stock on December 29, 2017, the last trading date of the year.

(4)
Paychex’s most recent fiscal year end is May 31, 2017. Market capitalization reflects common shares outstanding at November 30, 2017, multiplied by the per share closing price of the company’s common stock on December 29, 2017, the last trading date of the year.

(5)	The company was formerly known as Vantiv, Inc. and changed its name to Worldpay, Inc. after it acquired Worldpay Group plc in January, 2018.

2018 Proxy Statement	49

Consideration of Say-on-Pay Vote Results.  At our most recent annual meeting of shareholders, held on May 25, 2017, the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2016. Shareholders expressed support for the compensation of our NEOs, with approximately 97.1% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve our 2016 executive compensation. The Committee took into account the results of this advisory vote when making compensation decisions for 2017.
In 2015, the Company conducted an advisory vote on the frequency of future advisory votes to approve its executive compensation. Our shareholders indicated their preference for future advisory votes to be held annually. Consistent with the shareholders’ vote on this matter, the Board adopted a policy providing for annual advisory votes to approve the Company’s executive compensation.
2017 Executive Compensation Program
Primary Elements of Compensation. The compensation program for our NEOs consists of three primary elements:

Compensation Element	Objective	Type of Compensation
Base Salary	To provide a base level of cash compensation consistent with the executive’s level of responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual Incentives	To encourage and reward our NEOs for achieving annual corporate and individual performance goals.	Variable compensation. Performance-based. Payable in cash.

Long-term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.
Multi-year variable compensation. Generally payable in performance stock units (“PSUs”) and/or restricted stock units (“RSUs”), in addition to stock options. PSUs are subject to performance vesting based on cumulative three-year performance, with each award being settled in stock at the end of the performance period to the extent that goals are met. RSUs and stock options are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period. For 2017, total long-term incentive value was provided 50% in PSUs, 30% in RSUs, and 20% in stock options.

The Compensation Committee makes decisions regarding each primary element of compensation described above.
In addition to the three primary compensation elements discussed above, our NEOs have an opportunity to participate in the Navient Deferred Compensation Plan for retirement planning purposes. The Deferred Compensation Plan offers a variety of investment choices, none of which represents an “above-market return.” We also provide our NEOs with the same standard health, welfare and retirement benefits provided to our employees, as well as limited perquisites. Each of our NEOs also participates in severance plans for our senior executives.

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Total Direct Compensation Mix.  These primary compensation elements—Base Salary, Annual Incentives and Long-term Incentives—together form Total Direct Compensation for each of our NEOs.
Consistent with Navient’s pay-for-performance culture, a substantial portion of the 2017 Total Direct Compensation of our NEOs was at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s Common Stock. The charts below provide the at-risk percentages of the 2017 Total Direct Compensation of our NEOs and the percentage of their compensation that is at-risk, with Annual Incentives and PSUs shown at target levels of performance.

Base Salary.  The Compensation Committee reviews base salary levels for the NEOs on an annual basis, but may make changes less frequently. Based on a market analysis of the 2017 Navient peer group, the Compensation Committee (in consultation with the other independent members of the Board) determined that Mr. Remondi’s 2017 base salary should remain unchanged at $1,000,000, consistent with peer group benchmarking.
The 2017 base salaries of Messrs. Chivavibul, Kane, Whorley, Hynes and Heleen were established by the Compensation Committee, taking into account recommendations made by Mr. Remondi, as well as a review of benchmarking data from the 2017 Navient peer group. Based on their performance—including performance relative to individual cost containment goals established for 2017 that were met or exceeded—and the benchmarking data, the Committee concluded that an increase in base salary was warranted. Mr. Hynes and Mr. Heleen received a larger increase due to a change in their responsibilities. Mr. Lown’s base salary was determined by the Committee by reference to benchmarking data and other factors when he was recruited to join the Company in early 2017. In the case of each NEO, including the CEO, the Committee reached its final determinations in consultation with the Compensation Consultant
The following chart lists the base salary for each of our NEOs as of December 31, 2016, and December 31, 2017, respectively.

Navient NEOs	2016 Base Salary	2017 Base Salary
Mr. Remondi	$1,000,000	$1,000,000
Mr. Lown*	—	400,000
Mr. Chivavibul	380,000	390,000
Mr. Kane	450,000	460,000
Mr. Whorley	450,000	460,000
Mr. Hynes	370,000	385,000
Mr. Heleen	370,000	385,000
*Mr. Lown joined the Company in March 2017, and was not a Named Executive Officer of the Company during 2016.

2018 Proxy Statement	51

Annual Incentive Awards: The 2017 Management Incentive Plan.  As part of Navient’s annual strategic planning process, management developed an operating plan for the Company’s 2017 fiscal year. The Compensation Committee and management then discussed specific corporate performance goals for Navient to be set forth in a 2017 annual incentive program—known as the Management Incentive Plan (“MIP”)—with the express purpose of focusing executives on achieving the operating plan.
For 2017, the Committee decided to continue its focus on “Core Earnings” per share4 as a key financial metric, which incorporates performance relative to capital management and is aligned with the focus of investors. Three other financial metrics were carried forward from the 2016 MIP—revenue from growth businesses, private loan gross defaults and fee income. The first of these metrics stresses the importance of strategic growth, with specific revenue goals for those businesses that the Company has targeted for growth. Gross loan defaults is a key metric used by our investors and others to measure the performance of our loan portfolios. Incorporating this metric into our annual incentive plan helps drive our efforts to minimize loan defaults, which helps our investors as well as our student loan customers. Fee income emphasizes the continuing importance of our fee-based businesses, which generate income through loan servicing, asset recovery and other business processing activities. Lastly, the Committee eliminated the metric introduced in 2016 for strategic debt financing proceeds, which had been designed to focus management on certain short-term financing challenges experienced in 2016 and earlier years. The Company was successful in meeting those challenges in 2016, thereby eliminating the need to retain this performance metric.
In addition to establishing a performance target for each of the performance metrics referenced above, the Committee assigned a weight to each performance metric. The weight assigned to “Core Earnings” per share (40%) remained unchanged from 2016. For 2017, the Committee determined that more emphasis should be placed on revenue from growth businesses, increasing the weight of this performance metric from 15% in 2016 to 25% in 2017. Additionally, the weights assigned to private loan gross defaults and fee income increased from 15% to 20% and from 10% to 15%, respectively. The Committee also established a scale of “payout factors” to assess the Company’s performance relative to target. As noted in the chart below, the payout factors range from 50% based on a threshold level of performance, to 150% based on a maximum level of performance, with performance below threshold resulting in a payout factor of 0%.
The chart below sets forth the weight, target, and payout factors for each performance metric:

2017 Performance Metric	Weight	Below Performance Threshold (Payout Factor = 0%)	Performance Threshold (Payout Factor = 50%)	Performance Target (Payout Factor = 100%)	Performance Maximum (Payout Factor= 150%)
Earnings Per Share on a “Core Earnings” Basis (1)	40%	<$1.67	$1.67	$1.82	>= $2.01
Revenue from Growth Businesses (millions) (2)	25%	<$206	$206	$240	>= $262
Private Education Loan Gross Defaults (millions) (3)	20%	>$579	$579	$546	<= $520
Fee Income (millions)	15%	<$685	$685	$725	>= $755

(1)	Excludes any regulatory remediation charges.
(2)	Revenue from non-federal-loan-related businesses.
(3)
Based on pre-established adjustment guidelines, and in order to remain consistent with the MIP goals, 2017 results were adjusted to exclude defaults from a large loan portfolio acquired in mid-2017, as well as the estimated reduction in loan defaults resulting from borrowers being placed in disaster forbearance status following major hurricanes in 2017.

For each metric, the Committee established a payout curve for performance between threshold-target and target-maximum. When determining MIP payouts, the Committee may also consider each NEO’s performance against individual goals.
The chart below sets forth (i) each performance metric, (ii) the performance target approved by the Compensation Committee for each metric, (iii) the 2017 actual performance of the Company for each metric, (iv) the payout factor for each metric based on the Company’s level of achievement relative to target, (v) the relative weighting of each performance metric, and (vi) the performance score attributable to each metric, as well as the overall performance score.

4 “Core Earnings” per share is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of Core Earnings and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the discussion included in Item 7 of our 2017 Annual Report filed on Form 10-K on February 26, 2018, or refer to the Investor Relations section of our website located at http://www.navient.com/about/investors/.

2018 Proxy Statement	52

2017 Performance Metric (i)	Performance Target (ii)	2017 Actual Performance (iii)	Payout Factor (iv)	Weighting (v)	Performance Score (vi)
Earnings Per Share on a “Core Earnings” Basis	$1.82	$1.79	90.0%	40%	36.0%
Revenue from Growth Businesses (millions)	$240	$226	79.4%	25%	19.9%
Private Education Loan Gross Defaults (millions)	$546	$553	89.7%	20%	17.9%
Fee Income (millions)	$725	$783	150.0%	15%	22.5%
Overall Performance Score					96.3%
These performance results were reviewed and certified by the Compensation Committee in January 2018. Annual incentive awards for 2017 were based solely on the overall performance score and paid in cash in February 2018. The 2017 incentive award amount for each of the NEOs under the 2017 MIP is set forth in the following table.

Navient NEOs	Target % of Base Salary	2017 Target Incentive Amount ($)	Overall Performance Score	2017 MIP Incentive Award Amount ($)
Mr. Remondi	150%	1,500,000	96.3%	1,444,500
M. Lown	150%	600,000	96.3%	577,800
Mr. Chivavibul	150%	585,000	96.3%	563,355
Mr. Kane	150%	690,000	96.3%	664,470
Mr. Whorley	150%	690,000	96.3%	664,470
Mr. Hynes	150%	577,500	96.3%	556,133
Mr. Heleen	150%	577,500	96.3%	556,133

Long-term Incentive Program.  Based upon the recommendation of the Chief Executive Officer and on a market analysis of the 2017 Navient peer group performed by the Committee’s independent consultant, the Compensation Committee approved 2017 long-term incentive awards for our NEOs in early 2017 in the following amounts:  Mr. Remondi ($4,000,000); Mr. Chivavibul ($900,000); Mr. Kane ($1,450,000); Mr. Whorley ($1,350,000); Mr. Hynes ($1,000,000); and Mr. Heleen ($750,000). In general, these award levels represent a modest increase over 2016, which the Committee determined were warranted by the executive team’s continued strong performance in the face of an increasingly challenging regulatory, rating agency and financial environment.
Mr. Lown received a one-time inducement equity award of $1,000,000 when he joined the Company in March 2017. Mr. Lown also is eligible to receive a one-time deferred signing bonus of $1,400,000, less applicable withholding taxes (“Deferred Signing Bonus”), to compensate him for a portion of the long-term equity and deferred compensation with his former employer that he forfeited by joining Navient. This Deferred Signing Bonus, will be payable in cash in two equal installments on the first and second anniversaries of his start date with the Company, March 17, 2017, provided he remains employed by the Company on each such date.
With the exception of Mr. Lown, the 2017 long-term incentive awards were delivered as 50% in PSUs, 30% in RSUs, and 20% in stock options. Mr. Lown’s one-time inducement equity award was delivered entirely in RSUs. In future years, Mr. Lown’s annual equity awards will be delivered in the same mix of awards as other NEOs. The chart below details the 2017 long-term incentive awards for our NEOs:

Navient NEOs	Performance Stock Units(1) (#)	Restricted Stock Units(2) (#)	Stock Options(3) (#)	Total Award Value(4) ($)
Mr. Remondi	129,198	77,519	297,397	4,000,000
Mr. Lown	-	71,428	-	1,000,000
Mr. Chivavibul	29,069	17,441	66,914	900,000
Mr. Kane	46,834	28,100	107,806	1,450,000
Mr. Whorley	43,604	26,162	100,371	1,350,000
Mr. Hynes	32,299	19,379	74,349	1,000,000
Mr. Heleen	24,224	14,534	55,762	750,000
(1)
This column represents the target PSUs granted to each of the NEOs on February 6, 2017, with the target number of PSUs equal to 50% of the 2017 long-term incentive award amount approved by the Compensation Committee divided by the closing price of Navient Common Stock on the grant

2018 Proxy Statement	53

date. Each PSU is subject to performance-based vesting over a three-year performance period beginning on January 1, 2017, and ending on December 31, 2019. The vesting provisions of these PSUs are described below.
(2)
This column represents the RSUs granted to each of the NEOs on February 6, 2017, with the number of RSUs equal to 30% of the 2017 long-term incentive award amount approved by the Compensation Committee divided by the closing price of Navient Common Stock on the grant date. These RSUs are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

(3)
This column represents the stock options granted to each of the NEOs on February 6, 2017, with the number of stock options determined using 20% of the 2017 long-term incentive award amount approved by the Compensation Committee and the Black-Scholes option value (which incorporates the closing price of Navient Common Stock on the grant date). These stock options are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

(4)
Total award value differs slightly from the grant date fair value, as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table, as the number of units/options is rounded down to the nearest whole unit or option to avoid the issuance of fractional units or shares.

The Compensation Committee determined that PSUs should continue to have the most weight (50%) in the mix of long-term incentive vehicles to strongly align executive pay with the Company’s long-term performance. The mix of RSUs and stock options remained the same as the 2016 long-term incentives, with RSUs were given slightly more weight (30%) than stock options (20%).
For 2017, the Committee kept the PSU structure adopted in 2016, which aligns with the Company’s objectives for cash flow, revenue from growth businesses, and achievement of strategic objectives. These PSUs vest based on performance over the three-year period from 2017 to 2019. The performance metrics, weightings and potential for PSU vesting as a percentage of the target number of PSUs are shown in the chart below:
Performance Metric	Weight	Percentage of PSUs Vesting (1)
		0%	50%	100%	150%
Net Student Loan Cash Flows (2)	50%	Less than $6.75 billion	$6.75 billion	$7.85 billion	$9.25 billion or greater
Cumulative Revenue from Growth Businesses (3)	30%	Less than $770 million	$770 million	$995 million	$1.27 billion or greater
Strategic Objectives	20%	• Build strong relationships with state and federal regulators • Pursue opportunistic loan portfolio acquisitions • Significantly reduce expenses • Improve profitability of key business lines

(1)
For points between each performance level, the vesting percentages will be interpolated. That is, vesting will be interpolated between threshold performance (50% vesting) and target performance (100% vesting), as well as between target performance and maximum performance (150% vesting).

(2)
Aggregate cash flows net of secured borrowings from all student loans (including private credit refinance loans) realized for the fiscal years 2017, 2018 and 2019, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2019 that are accelerated through securitizing or pledging unencumbered student loans, or through loan sales.

(3)	That portion of the Company’s aggregate revenue for fiscal years 2017-19 from non-federal-loan-related businesses, including revenue from private credit refinance loans.

The Compensation Committee selected each of these performance metrics with specific business objectives in mind.  Aggregate cash flows from student loans (net of secured borrowings) realized for the fiscal years 2017, 2018 and 2019 represent a critical driver of shareholder value, and thus are given the most weight. Strong cash flow performance supports our shareholder dividends, share repurchases, debt repayments and strategic investments in future growth areas. Cumulative revenue from growth businesses is a measure of our success in realizing our long-range business plans and our ability to incorporate new growth businesses into our portfolio to balance our maturing portfolio of FFELP loans. Finally, strategic objectives are focused on a limited number of critical, non-formulaic goals over the next three years.
With regard to the performance targets established for each metric, the Compensation Committee believes that these targets are set at challenging levels in light of the uncertain regulatory, rating agency and financial environment the Company

2018 Proxy Statement	54

faces. The Committee believes that these environmental factors increase the degree of difficulty that management faces in achieving the long-term growth and performance goals of the Company.
2015-17 PSUs.  Fiscal year 2017 marked the final year of a three-year performance period associated with PSUs granted to our executive team in early 2015. These long-term equity awards were designed to vest at the end of 2017, with a potential payout ranging from 0% to 130% of the target award, based on the Company’s “cumulative core net income” for the three-year performance period. Because the Company failed to meet the threshold performance level established for these PSUs, the awards were forfeited, resulting in no payout to our executive team.
Deferred Compensation.  We provide our NEOs with the opportunity to defer a portion of their compensation on a tax-deferred basis under the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”).
The Deferred Compensation Plan is designed to provide all of our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-favored basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts along with Company matching contributions designed to encourage employee participation. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs can be found below under the “Non-Qualified Deferred Compensation” table.
Health, Welfare and Retirement Benefits.  Our NEOs are eligible to participate in the same broad-based employee benefit programs that we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.
Perquisites.  Perquisites are limited and are not a significant portion of our compensation program. Our policy is to allow limited personal use of the company’s aircraft by our NEOs. To the extent an NEO uses Navient’s private aircraft for personal travel, the NEO must reimburse Navient for the variable flight costs of such personal use. These reimbursements exceed the requirements of the Internal Revenue Code. In 2017, we did not provide relocation allowances to our NEOs. We provided transportation allowances to our CEO as described in the Summary Compensation Table.
Prior to 2018, the Compensation Committee approved annual physicals for our senior executives, including our NEOs. Consistent with a market trend to limit perquisites, the executive physical program was eliminated effective January 1, 2018.
Severance Benefits.  Navient has adopted an executive severance plan and a change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.
Under the executive severance plan, our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments under the change in control severance plan in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. All plan participants, including our NEOs, are entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration, only when equity awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration provides NEOs with the benefit of these outstanding awards granted in prior years.  They also may be able to exercise the awards and possibly participate in the change in control transaction for the consideration received.
Other Arrangements, Policies and Practices Related to Our Executive Compensation Program
Share Ownership Guidelines. Navient has adopted share ownership guidelines applicable to its senior executives, including our NEOs. These ownership guidelines, which are expected to be achieved over a five-year period, are as follows:
•	Chief Executive Officer — Lesser of 1 million shares or $5 million in value
•	Executive Vice President — Lesser of 200,000 shares or $1 million in value
•	Senior Vice President — Lesser of 70,000 shares or $350,000 in value

2018 Proxy Statement	55

The guidelines encourage continued ownership of a significant amount of Navient’s Common stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold Navient Common Stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants if he or she sells this stock (whether before or after such guidelines are met), if such sale would result in a decrease below the thresholds established by the guidelines.
The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock and PSUs; restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis, and vested stock options, to the extent that they are “in-the-money” on an after-tax basis.
All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement either through their stock ownership levels or due to the five-year initial period not being finished.
Hedging/Pledging Prohibition.  Navient policy prohibits directors and senior management from engaging in hedging, pledging and certain other transactions involving Navient Common Stock. See “Director Compensation” above for additional details.
Policy on Rule 10b5-1 Trading Plans.  The Company has a policy governing the use by directors and executive officers of pre-established trading plans for sales of our Common Stock. See “Director Compensation” above for additional details.
Clawback. Awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan (as amended and restated) are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events. Navient enhanced its clawback policy in 2017 following an extensive review and consideration of the Company’s then-existing clawback policy by the Compensation Committee. The enhanced clawback policy grants the Board discretion to recoup incentive compensation both in the event of a financial restatement and in the case of the executive’s misconduct involving a material violation of Navient policy or commission of fraud or other misconduct involving Navient. Following engagement with its shareholders, the Board further enhanced the clawback policy in March 2018 to add a clawback trigger in the event of misconduct committed by persons under a senior officer’s supervision.
Navient Compensation Committee Process for Approving Long-term Awards.  The Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards. The Compensation Committee approves any awards to newly-hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the Committee at which the awards are approved. Under the terms of the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated, stock options are required to be priced at the closing market price of Navient’s Common Stock on the Nasdaq on the date of grant.
Tax Deductibility of Compensation Over $1 Million.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) can potentially disallow a federal income tax deduction for compensation over $1 million paid to certain NEOs. Prior to federal tax reform enacted in late 2017, the Section 162(m) limitations applied to the chief executive officer and the three other highest-paid NEOs (excluding the chief financial officer) who were serving as of the last day of Navient’s fiscal year (“covered employees”), subject to a “performance-based compensation” exception for compensation paid pursuant to shareholder-approved plans. Although much of the compensation opportunity in our executive compensation program is performance-based and (prior to 2018) generally deductible for U.S. federal income tax purposes, the Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.
With regard to our 2017 annual incentive program—known as the Management Incentive Plan (“MIP”)—special rules apply for executives subject to Section 162(m). The Committee established a separate performance target applicable only to these executives. This “162(m) performance target” for 2017 required that the Company achieve positive Core Net Income for the year. If this target is achieved, each executive subject to Section 162(m) becomes eligible to receive an incentive payment based on the maximum applicable award (i.e., 150%). However, the Committee retained “negative discretion” to reduce the executive’s incentive payment using the same criteria established for all other MIP participants who are not subject to Section 162(m). This approach allows the 2017 MIP to operate in the same manner for all participants, regardless of whether they are subject to Section 162(m).

2018 Proxy Statement	56

The Committee also established a separate 162(m) performance target for PSUs granted in connection with our 2017 long-term incentive program. This 162(m) performance target requires that the Company achieve positive Cumulative Core Net Income for the three-year performance period. If this target is achieved, each executive subject to Section 162(m) becomes eligible for the maximum level of vesting available (i.e., 150%). However, the Committee retained “negative discretion” to reduce the level of vesting using the same criteria established for all other PSU recipients who are not subject to Section 162(m).
The Tax Cut and Jobs Act of 2017 includes special grandfathering rules intended to preserve the performance-based compensation exception under Section 162(m) for certain plans and arrangements in effect as of November 2, 2017 (“Grandfathered Plans”), provided that those plans are not materially modified thereafter. Subject to forthcoming guidance from the U.S. Department of the Treasury regarding the scope of these rules, our ability to deduct executive compensation payments made under Grandfathered Plans to certain of our NEOs in 2018 and beyond may be limited under Section 162(m).

2018 Proxy Statement	57

Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2017, December 31, 2016, and December 31, 2015.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(2) ($)	OPTION AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)
Jack Remondi	2017	1,000,000	0	3,199,979	799,997	1,444,500	-	12,260	6,456,736
President and Chief	2016	1,000,000	0	3,079,980	769,999	1,666,500	-	43,431	6,559,910
Executive Officer	2015	1,000,000	0	2,449,978	1,050,000	735,000	-	39,930	5,274,908

Christian Lown	2017	292,310	0	999,992	0	577,800	-	3,000	1,873,102
Chief Financial Officer

Somsak Chivavibul	2017	388,461	0	719,974	179,998	563,355	-	38,499	1,890,287
Former Chief	2016	379,999	0	791,985	197,999	633,270	-	33,249	2,036,502
Financial Officer	2015	378,846	0	629,993	269,998	242,820	-	33,077	1,554,734

John Kane	2017	458,461	0	1,159,978	289,998	664,470	-	40,327	2,613,234
Group President,	2016	449,999	0	1,055,993	263,999	749,925	-	38,249	2,558,165
Business Processing	2015	448,076	0	822,483	352,499	330,750	-	38,249	1,992,057
Solutions

Jeff Whorley	2017	458,461	0	1,079,976	269,997	664,470	-	13,499	2,486,403
Group President,	2016	449,999	0	1,055,993	263,999	749,925	-	13,249	2,533,165
Asset Management and Servicing

Tim Hynes	2017	382,703	0	799,974	199,998	556,133	-	13,500	1,952,308
EVP, Consumer	2016	370,000	0	703,995	175,999	616,605	-	13,249	1,879,848
Lending	2015	368,269	0	507,476	217,499	271,950	-	13,249	1,378,443

Mark Heleen	2017	382,692	0	599,973	149,999	556,133	-	19,498	1,708,295
Chief Legal Officer	2016	370,000	0	483,997	120,999	616,605	-	19,232	1,610,833
and Secretary	2015	369,357	0	384,980	164,998	271,950	-	19,220	1,210,505

(1)
Reflects the position held by each NEO as of December 31, 2017. Mr. Chivavibul served as Chief Financial Officer of Navient until March 27, 2017, when Mr. Lown joined the Company and assumed the role of Chief Financial Officer. Mr. Lown was not an NEO in either 2015 or 2016. Mr. Chivavibul became the Company’s Chief Decision Management Officer on March 27, 2017, and he continued in that role until his departure from the Company on February 28, 2018. Mr. Whorley joined Navient in June 2015 as Group President, Asset Management and Servicing. He was not a NEO in 2015. Mr. Hynes served as the Company’s Chief Risk & Compliance Officer until June 19, 2017, when he assumed his current role overseeing the Company’s new consumer lending division.

(2)
Amounts shown are the grant date fair values of the various awards granted during 2015, 2016 and 2017 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 11—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K.

Performance stock units (“PSUs”) granted in 2015, 2016 and 2017 are shown at their grant date fair values for each of these years. PSUs granted in 2015 were set to vest after a three-year performance period (2015-2017), with the potential payout ranging from 0% to 130% of the target award based on the Company’s “cumulative core net income” for such performance period combined with an additional vesting modifier based on “strategic growth cumulative core net income” that can increase or decrease the payout by an additional 20%. The number of units and payout value reported is based on achieving threshold performance goals. Because the Company failed to meet the threshold performance level established for these PSUs, the awards were forfeited, resulting in no payout to our NEOs.
(3)	Annual incentive awards were paid to NEOs under the Management Incentive Plan in cash.

2018 Proxy Statement	58

(4)	Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.
(5)	For 2017, the components of “All Other Compensation” were as follows:

NAME	EMPLOYER CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS (A) ($)	TRANSPORTATION ALLOWANCE (B) ($)	ANNUAL PHYSICAL EXAMINATION (C) ($)	TOTAL ($)
Remondi	6,692	1,118	4,450	12,260
Lown	0	0	3,000	3,000
Chivavibul	38,499	0	0	38,499
Kane	38,500	0	1,827	40,327
Whorley	13,499	0	0	13,499
Hynes	13,500	0	0	13,500
Heleen	13,500	0	5,998	19,498
(A)	Amounts credited to Navient’s tax-qualified defined contribution plan and non-qualified deferred compensation plan.
(B)	Automobile allowance benefit calculated based on the annual lease method.
(C)
Senior executives, including our NEOs, were eligible to receive an annual executive physical examination in 2017. Messrs. Chivavibul, Whorley, and Hynes did not utilize this allowance in 2017. The executive physical program was eliminated effective January 1, 2018.

2018 Proxy Statement	59

Grants of Plan-Based Awards

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Remondi	Management Incentive Plan	-	1,500,000	2,250,000
	2/6/2017				64,599	129,198	193,797				1,999,985
	2/6/2017							77,519			1,199,994
	2/6/2017								297,397	15.48	799,997
Lown	Management Incentive Plan	-	600,000	900,000
	3/27/2017							71,428			999,992
Chivavibul	Management Incentive Plan	-	585,000	877,500
	2/6/2017				14,534	29,069	43,603				449,988
	2/6/2017							17,441			269,986
	2/6/2017								66,914	15.48	179,998
Kane	Management Incentive Plan	-	690,000	1,035,000
	2/6/2017				23,417	46,834	70,251				724,990
	2/6/2017							28,100			434,988
	2/6/2017								107,806	15.48	289,998
Whorley	Management Incentive Plan	-	690,000	1,035,000
	2/6/2017				21,802	43,604	65,406				674,989
	2/6/2017							26,162			404,987
	2/6/2017								100,371	15.48	269,997
Hynes	Management Incentive Plan	-	577,500	866,250
	2/6/2017				16,149	32,299	48,448				499,988
	2/6/2017							19,379			299,986
	2/6/2017								74,349	15.48	199,998
Heleen	Management Incentive Plan	-	577,500	866,250
	2/6/2017				12,112	24,224	36,336				374,987
	2/6/2017							14,534			224,986
	2/6/2017								55,762	15.48	149,999

(1)
Represents the possible total payouts for each Navient Named Executive Officer (“NEO”) under the Navient 2017 Management Incentive Plan (“MIP”). The actual amounts earned under the 2017 MIP and paid in February 2018 are set forth below.

	Target 2017 MIP Payout ($)	Actual 2017 MIP Payout ($)
Mr. Remondi	1,500,000	1,444,500
Mr. Lown	600,000	577,800
Mr. Chivavibul	585,000	563,355
Mr. Kane	690,000	664,470
Mr. Whorley	690,000	664,470
Mr. Hynes	577,500	556,133
Mr. Heleen	577,500	556,133
(2)
Represents the range of performance stock units (“PSUs”), granted on February 6, 2017, that may vest based on various performance metrics for the three-year performance period from January 1, 2017, through December 31, 2019.  See “Long-term Incentive Program” in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

(3)
Stock awards granted on February 6, 2017, to Messrs. Remondi, Chivavibul, Kane, Whorley, Hynes and Heleen represent restricted stock units (“RSUs”) that have vested or will vest and convert into shares of Common Stock in one-third increments on February 6, 2018, February 6, 2019 and February 6, 2020. Stock awards granted on March 27, 2017, to Mr. Lown represent RSUs that have vested or will vest and convert into shares of Common Stock in one-third increments on March 27, 2018, March 27, 2019 and March 27, 2020.

(4)	Navient stock options granted on February 6, 2017 to NEOs have vested or will vest in one-third increments on February 6, 2018, February 6, 2019 and February 6, 2020.
(5)
Amounts disclosed for awards granted in 2017 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can found in “Note 2—Significant Accounting Policies” and “Note 11—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K.

2018 Proxy Statement	60

Outstanding Equity Awards at Fiscal Year End

The table below sets forth information regarding Navient equity awards that were outstanding as of December 31, 2017.

		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(2) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (4) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED(4)(5) ($)

Remondi	1/8/2008	2,000,000	-	11.0960	1/8/2018	-	-	-	-
1/8/2009		1,000,000	-	6.5230	1/8/2019	-	-	-	-
1/27/2011		80,000	-	9.3771	1/27/2021	-	-	-	-
2/7/2013		256,107	-	11.4873	2/7/2018	-	-	-	-
5/1/2014		509,461	-	17.0000	5/1/2019	-	-	-	-
2/18/2015		312,500	156,250	21.6500	2/18/2020	-	-	-	-
2/3/2016		254,125	508,251	9.1800	2/3/2021	-	-	-	-
2/6/2017		-	297,397	15.4800	2/6/2022	-	-	-	-
2/18/2015		-	-	-	-	12,319	164,089	-	-
2/18/2015		-	-	-	-	-	-	46,196	615,330
2/3/2016		-	-	-	-	91,932	1,224,534	-	-
2/3/2016		-	-	-	-	-	-	229,828	3,061,308
2/6/2017		-	-	-	-	81,032	1,079,346	-	-
2/6/2017		-	-	-	-	-	-	135,054	1,798,919
Lown	3/27/2017	-	-	-	-	73,877	984,041	-	-
Chivavibul	1/27/2011	40,000	-	9.3771	1/27/2021	-	-	-	-
2/7/2013		43,663	-	11.4873	2/7/2018	-	-	-	-
5/1/2014		109,170	-	17.0000	5/1/2019	-	-	-	-
2/18/2015		80,357	40,178	21.6500	2/18/2020	-	-	-	-
2/3/2016		65,346	130,693	9.1800	2/3/2021	-	-	-	-
2/6/2017		-	66,914	15.4800	2/6/2022	-	-	-	-
2/18/2015		-	-	-	-	3,168	42,197	-	-
2/18/2015		-	-	-	-	-	-	11,879	158,228
2/3/2016		-	-	-	-	23,639	314,871	-	-
2/3/2016		-	-	-	-	-	-	59,098	787,185
2/6/2017		-	-	-	-	18,231	242,836	-	-
2/6/2017		-	-	-	-	-	-	30,386	404,741
Kane	1/27/2011	13,333	-	9.3771	1/27/2021	-	-	-	-
5/1/2014		145,560	-	17.0000	5/1/2019	-	-	-	-
2/18/2015		104,911	52,455	21.6500	2/18/2020	-	-	-	-
2/3/2016		87,128	174,258	9.1800	2/3/2021	-	-	-	-
2/6/2017		-	107,806	15.4800	2/6/2022	-	-	-	-
2/18/2015		-	-	-	-	4,135	55,078	-	-
2/18/2015		-	-	-	-	-	-	15,508	206,566
2/3/2016		-	-	-	-	31,519	419,833	-	-
2/3/2016		-	-	-	-	-	-	78,798	1,049,589
2/6/2017		-	-	-	-	29,373	391,248	-	-
2/6/2017		-	-	-	-	-	-	48,956	652,093
Whorley	6/1/2015	101,523	50,761	19.3400	6/1/2020	-	-	-	-
2/3/2016		87,128	174,258	9.1800	2/3/2021	-	-	-	-
2/6/2017		-	100,371	15.4800	2/6/2022	-	-	-	-
6/1/2015		-	-	-	-	5,864	78,108	-	-
2/3/2016		-	-	-	-	31,519	419,833	-	-
2/3/2016		-	-	-	-	-	-	78,798	1,049,589
2/6/2017		-	-	-	-	27,347	364,262	-	-
2/6/2017		-	-	-	-	-	-	45,580	607,125

2018 Proxy Statement	61

	OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(2) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (4) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED(4)(5) ($)

Hynes	5/13/2008	100,000	-	13.9310	5/13/2018	-	-	-	-
	1/28/2010	50,000	-	6.6127	1/28/2020	-	-	-	-
	1/27/2011	40,000	-	9.3771	1/27/2021	-	-	-	-
	2/7/2013	42,572	-	11.4873	2/7/2018	-	-	-	-
	5/1/2014	87,336	-	17.0000	5/1/2019	-	-	-	-
	2/18/2015	64,732	32,366	21.6500	2/18/2020	-	-	-	-
	2/3/2016	58,085	116,172	9.1800	2/3/2021	-	-	-	-
	2/6/2017	-	74,349	15.4800	2/6/2022	-	-	-	-
	2/18/2015	-	-	-	-	2,551	33,979	-	-
	2/18/2015	-	-	-	-	-	-	9,568	127,445
	2/3/2016	-	-	-	-	21,013	279,893	-	-
	2/3/2016	-	-	-	-	-	-	52,532	699,726
	2/6/2017	-	-	-	-	20,257	269,823	-	-
	2/6/2017	-	-	-	-	-	-	33,763	449,723
Heleen	6/10/2014	36,879	-	16.8000	6/10/2019	-	-	-	-
	2/18/2015	49,107	24,553	21.6500	2/18/2020	-	-	-	-
	2/3/2016	-	79,868	9.1800	2/3/2021	-	-	-	-
	2/6/2017	-	55,762	15.4800	2/6/2022	-	-	-	-
	2/18/2015	-	-	-	-	1,936	25,787	-	-
	2/18/2015	-	-	-	-	-	-	7,259	96,689
	2/3/2016	-	-	-	-	14,447	192,434	-	-
	2/3/2016	-	-	-	-	-	-	36,116	481,065
	2/6/2017	-	-	-	-	15,192	202,357	-	-
	2/6/2017	-	-	-	-	-	-	25,322	337,289

(1)
Navient was spun-off from the company now known as SLM Corporation (“SLM”) and became an independent public company effective April 30, 2014. Immediately prior to the Spin-Off, each of our NEOs (other than Messrs. Lown, Whorley and Heleen) was employed by the company previously known as SLM Corporation (“Former SLM”). Former SLM equity awards outstanding on April 30, 2014, were adjusted and converted into Navient awards and SLM awards. In general, the adjusted and converted equity awards are subject to substantially the same terms and conditions as the original Former SLM equity awards, including the original vesting schedule. The continuous service of each NEO with Former SLM (pre-Spin-Off) and Navient (post-Spin-Off) has been taken into account for vesting purposes. Additional details regarding the adjustment and conversion of Former SLM equity awards can be found in Navient’s Registration Statement filed on Form 10 with the SEC on April 10, 2014. This table reflects only Navient equity awards that were outstanding as of December 31, 2017.

(2)
Stock options granted in 2015 to Mr. Whorley have vested or will vest in one-third increments on each of June 1, 2016, June 1, 2017, and June 1, 2018. Stock options granted in 2015 to other NEOs vested in one-third increments on each of February 18, 2016, February 18, 2017, and February 18, 2018. Stock options granted in 2016 have vested or will vest in one-third increments on February 3, 2017, February 3, 2018 and February 3, 2019. Stock options granted in 2017 have vested or will vest in one-third increments on February 6, 2018, February 6, 2019, and February 6, 2020.

(3)
Restricted stock units (“RSUs”) granted in 2015 to Mr. Whorley have vested or will vest and be converted into shares of Common Stock in one-third increments on each of June 1, 2016, June 1, 2017 and June 1, 2018. RSUs granted in 2015 to other NEOs vested and converted into shares of Common Stock in one-third increments on each of February 18, 2016, February 18, 2017, and February 18, 2018. RSUs granted in 2016 have vested or will vest in one-third increments on February 3, 2017, February 3, 2018 and February 3, 2019. RSUs granted in 2017 to NEOs other than Mr. Lown have vested or will vest in one-third increments on February 6, 2018, February 6, 2019 and February 6, 2020. RSUs granted in 2017 to Mr. Lown have vested or will vest in one-third increments on March 27, 2018, March 27, 2019 and March 27, 2020.

Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest only to the extent and at the same time the underlying award on which they are issued vest.
(4)	Market value of shares or units is calculated based on the closing market price of $13.32 for Navient Common Stock on December 29, 2017.

2018 Proxy Statement	62

(5)
Performance stock units (“PSUs”) granted in 2015 were set to vest after a three-year performance period (2015-2017), with the potential payout ranging from 0% to 130% of the target award based on the Company’s “cumulative core net income” for such performance period combined with an additional vesting modifier based on “strategic growth cumulative core net income” that can increase or decrease the payout by an additional 20%. The number of units and payout value reported is based on achieving threshold performance goals. Because the Company failed to meet the threshold performance level established for these PSUs, the awards were forfeited, resulting in no payout to our NEOs.

PSUs granted in 2016 will vest after a three-year performance period (2016-2018), with the potential payout ranging from 0% to 150% of the target award based on a combination of (i) aggregate cash flows from student loans (net of secured borrowings) over the performance period; (ii) cumulative revenue from growth businesses over the performance period; and (iii) the attainment of certain strategic objectives intended to highlight a limited number of critical, non-formulaic goals that management is focusing on over the three-year period.  Assuming the Company meets or exceeds these performance levels, the PSUs will vest on the second business day after the Company files its annual report on Form 10-K for the fiscal year 2018 with the SEC, and in no event later than March 15, 2019. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving target performance goals.
PSUs granted in 2017 will vest after a three-year performance period (2017-2019), with the potential payout ranging from 0% to 150% of the target award based on a combination of (i) aggregate cash flows from student loans (net of secured borrowings) over the performance period; (ii) cumulative revenue from growth businesses over the performance period; and (iii) the attainment of certain strategic objectives intended to highlight a limited number of critical, non-formulaic goals that management is focusing on over the three-year period.  Assuming the Company meets or exceeds these performance levels, the PSUs will vest on the second business day after the Company files its annual report on Form 10-K for the fiscal year 2019 with the SEC, and in no event later than March 15, 2020. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving target performance goals. See “Long-term Incentive Program” in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (1) (#)	VALUE REALIZED ON EXERCISE (2) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (3) (#)	VALUE REALIZED ON VESTING (4) ($)
Remondi	173,210	830,403	118,090	1,828,750
Lown	0	0	0	0
Chivavibul	0	0	26,789	414,677
Kane	54,579	191,719	35,486	549,260
Whorley	0	0	20,747	316,493
Hynes	0	0	22,727	351,859
Heleen	39,933	249,980	12,575	193,851

(1)
Mr. Remondi exercised 173,210 net-settled stock options on January 30, 2017, with a strike price of $10.2558 and a market price of $15.05, and received 35,760 net shares. Mr. Kane exercised 54,579 net-settled stock options on September 26, 2017, with a strike price of $11.4873 and a market price of $15.00, and received 6,415 net shares. Mr. Heleen exercised 39,933 net-settled stock options on February 9, 2017, with a strike price of $9.18 and a market price of $15.44, and received 10,575 net shares.

(2)
The value realized upon exercise is the number of net-settled stock options exercised multiplied by the difference between the market price of Navient Common Stock at exercise and the strike price on the net-settled options.

(3)
Represents shares acquired upon the vesting of restricted stock units (“RSUs”), the associated dividend equivalent units (“DEUs”) and any fractional share settlement. PSUs granted to our executive team in early 2015 were designed to vest at the end of 2017, with a potential payout ranging from 0% to 130% of the target award, based on the Company’s “cumulative core net income” over a three-year performance period. Because the Company failed to meet the threshold performance level established for these PSUs, the awards were forfeited, resulting in no payout to our executive team.

(4)	The value realized on vesting is the number of shares vested multiplied by the closing market price of Navient Common Stock on the vesting date.
Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

2018 Proxy Statement	63

Non-Qualified Deferred Compensation

Under the Navient Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), eligible employees, including our NEOs, may elect to defer up to 80 percent of their annual cash-based compensation. Each year, an employee who has completed one year of service generally is eligible to receive a Company contribution in an amount equal to the greater of: (i) five percent (5%) of the participant’s annual “eligible compensation,” or (ii) five percent (5%) of the participant’s annual deferral amount; provided, however, that the Company contribution for a given year will not exceed the participant’s annual deferral amount. For this purpose, “eligible compensation” is the employee’s annual cash-based compensation in excess of the annual compensation limit applicable to tax-qualified retirement plans, up to a maximum of $500,000.
All participant deferrals and Company contributions are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.
The following table provides information regarding contributions and earnings under the Deferred Compensation Plan in 2017, as well as year-end account balances, for each of our NEOs.

NAME	EXECUTIVE CONTRIBUTIONS IN 2017 ($)	REGISTRANT CONTRIBUTIONS IN 2017 (1) ($)	AGGREGATE EARNINGS IN 2017 ($)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS IN 2017 ($)	AGGREGATE BALANCE AT 12/31/2017 ($)
Remondi	0	0	237,026	0	1,006,018
Lown	0	0	0	0	0
Chivavibul	25,000	25,000	37,143	0	365,922
Kane	25,000	25,000	38,382	0	335,485
Whorley	0	0	0	0	0
Hynes	0	0	40,987	0	246,504
Heleen	0	0	0	0	0

(1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 7 to the Summary Compensation Table.
Arrangements with Named Executive Officers

Navient has not entered into an employment agreement with any of its NEOs. However, our NEOs participate in the company’s severance plans for senior officers, and each of our NEOs is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.
Executive Severance Plan
Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) pro-rated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan), death or disability; or (c) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2; Executive Vice President-1. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award.

2018 Proxy Statement	64

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.
As noted earlier, Mr. Lown is eligible to receive a one-time deferred signing bonus of $1,400,000, less applicable withholding taxes (“Deferred Signing Bonus”), to compensate him for a portion of the long-term equity and deferred compensation with his former employer that he forfeited by joining Navient. This Deferred Signing Bonus, if any, will be payable in cash in two equal installments on the first and second anniversaries of his start date with the Company, March 17, 2017, provided he remains employed by the Company on each such date. If prior to the Deferred Signing Bonus being paid in full, either (x) his employment is terminated by the company without “Cause” (as that term is defined in Navient’s Executive Severance Plan for Senior Officers), or (y) his employment terminates due to death or disability, then any unpaid amount will be paid in an immediate lump sum.
Change in Control Severance Plan
Under Navient’s Change in Control Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Under the plan, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for tax gross-ups.
Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs who were employed as executive officers of Navient on December 31, 2017, under various scenarios including if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2017, given the individual’s compensation and service levels as of December 31, 2017, and based on Navient’s closing stock price of $13.32 per share on December 29, 2017, the last trading date of the year. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.
The following severance arrangements were effective for our NEOs who were employed as executive officers of Navient on December 31, 2017: (i) the Navient Corporation Executive Severance Plan for Senior Officers, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, as amended and restated, and (iii) the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated.

Change in Control Without Termination

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Lown	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Whorley	-	-	-	-
Hynes	-	-	-	-
Heleen	-	-	-	-
(1)
Under the Change in Control Severance Plan for Senior Officers, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied.

2018 Proxy Statement	65

Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(2) ($)	Cash Severance ($)	Medical Insurance / Outplacement(3) ($)	Total ($)
Remondi	10,663,031	6,611,000	29,281	17,303,312
Lown(4)	984,041	4,044,400	29,281	5,057,722
Chivavibul	2,649,358	2,561,625	29,178	5,240,161
Kane	3,702,417	3,024,395	16,068	6,742,880
Whorley	3,240,346	3,024,395	18,224	6,282,965
Hynes	2,469,002	2,520,238	29,281	5,018,521
Heleen	1,762,966	2,520,238	29,281	4,312,485
(2)
For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 29, 2017 ($13.32). For stock options where the December 29, 2017 closing market price of Navient Common Stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 29, 2017.

(3)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months.
(4)	Includes payment of a one-time deferred signing bonus of $1,400,000. See footnote 11 below.
Termination without Cause or Termination for Good Reason

Name	Equity Vesting(5) ($)	Cash Severance ($)	Medical Insurance / Outplacement(6) ($)	Total ($)
Remondi	-	6,611,000	44,281	6,655,281
Lown(7)	-	2,640,750	36,961	2,677,711
Chivavibul	-	1,573,312	36,884	1,610,196
Kane	-	1,857,197	27,051	1,884,248
Whorley	-	1,857,197	28,668	1,885,865
Hynes	-	1,548,869	36,961	1,585,830
Heleen	-	1,548,869	36,961	1,585,830
(5)
By their terms, outstanding Navient equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date.

(6)
As President and Chief Executive Officer of Navient, Mr. Remondi is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $15,000 of outplacement services. Amounts for Messrs. Lown, Chivavibul, Kane, Whorley, Hynes and Heleen include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $15,000 of outplacement services.

(7)	Includes payment of a one-time deferred signing bonus of $1,400,000. See footnote 11 below.

Termination for Cause

Name	Equity Vesting(8) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Lown	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Whorley	-	-	-	-
Hynes	-	-	-	-
Heleen	-	-	-	-
(8)	Vested and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated).

2018 Proxy Statement	66

Termination upon Retirement

Name	Equity Vesting(9) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Lown	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Whorley	-	-	-	-
Hynes	-	-	-	-
Heleen	-	-	-	-
(9)
As of December 31, 2017, Messrs. Remondi and Chivavibul were eligible for retirement vesting of their outstanding equity awards. Outstanding equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in each company’s retirement policy. For equity awards originally granted by Former SLM prior to 2013, the award recipient must be age 60 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 70 years, to be eligible for retirement vesting. For equity awards originally granted by Former SLM in 2013 or 2014, and for all Navient equity awards, the award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both Former SLM and Navient is counted for these purposes.

Termination by Death or Disability

Name	Equity Vesting(10) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	10,663,031	-	-	10,663,031
Lown(11)	984,041	1,400,000	-	2,384,041
Chivavibul	2,649,358	-	-	2,649,358
Kane	3,702,417	-	-	3,702,417
Whorley	3,240,346	-	-	3,240,346
Hynes	2,469,002	-	-	2,469,002
Heleen	1,762,966	-	-	1,762,966
(10)
The vesting of all outstanding equity awards will accelerate upon termination of employment due to death or disability. For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 29, 2017 ($13.32). For stock options where the December 29, 2017, closing market price of Navient Common Stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 29, 2017.

(11)
Mr. Lown is eligible to receive a one-time deferred signing bonus of $1,400,000 (“Deferred Signing Bonus”), to compensate him for a portion of the long-term equity and deferred compensation with his former employer that he forfeited by joining Navient. This Deferred Signing Bonus, if any, will be payable in cash in two equal installments on the first and second anniversaries of his start date with the Company, March 17, 2017, provided he remains employed by the company on each such date. If prior to the Deferred Signing Bonus being paid in full, either (x) his employment is terminated by the company without “Cause” (as that term is defined in Navient’s Executive Severance Plan for Senior Officers), or (y) his employment terminates due to death or disability, then any unpaid amount will be paid in an immediate lump sum.

Actual Payments upon Termination

Each of our NEOs remained employed by Navient as an executive officer on December 31, 2017.

2018 Proxy Statement	67

PEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of: (i) the annual total compensation of the median employee identified by Navient (as described below), (ii) the annual total compensation of Navient’s principal executive officer (“PEO”), and (iii) the estimated ratio of these two amounts. Navient’s 2017 fiscal year is the first year for which this disclosure is required.
To identify our median employee, we reviewed the annual compensation of all full-time, part-time, seasonal and temporary employees of Navient and its affiliated companies (other than companies acquired in 2017) as of December 31, 2017. As permitted under SEC rules, we treated an employee’s 2017 “annual compensation” for this purpose as equal to the sum of his or her gross income, as reported on payroll records, plus all employer contributions to Navient’s qualified retirement plan made on the employee’s behalf. In identifying the median employee, we excluded the PEO and approximately 170 individuals who were employed by Earnest LLC and approximately 180 individuals who were employed by Duncan Solutions, Inc. on December 31, 2017, as Navient acquired these companies in 2017. As of December 31, 2017, Navient and its affiliated companies (including Duncan Solutions, Inc. and Earnest LLC) had approximately 6,700 employees, all of whom reside in the United States or a U.S. territory.
Navient’s PEO is Mr. Remondi. His annual total compensation for 2017 was $6,456,736, as reflected in the Summary Compensation Table. The 2017 annual total compensation of the median employee identified by Navient, calculated in accordance with SEC rules regarding the Summary Compensation Table, was $43,865. Accordingly, Navient’s estimated 2017 pay ratio was 1 to 147.
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Navient pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

2018 Proxy Statement	68

Proposal 4 — Student Loan Risk Management
The following shareholder proposal has been submitted to the Company for action at the meeting by the AFL-CIO, on behalf of the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 2006, a beneficial owner of 165 shares of the Company’s stock and by Employees’ Retirement System of Rhode Island, State House – Room 102, Providence, Rhode Island 02903, a beneficial owner of 6,768 shares of the Company’s stock. The affirmative vote of a majority of the shares voted at the meeting is required for approval of the shareholder proposal. The text of the proposal and the proponent’s supporting statement is as follows:
Whereas there are more than 44 million borrowers with an estimated $1.3 trillion in student loan debt in the United States;
Whereas $137.4 billion in government-held or government-backed student loans is severely delinquent or in default;
Whereas Navient Corporation (“Navient”) services and manages more than $300 billion in federal and private student loans for approximately 12 million borrowers;
Whereas the U.S. Department of Education reports that the number of borrowers not making payments on their federal student loans within three years of leaving college has risen to 11.5%;
Whereas more than a million borrowers with Direct Loans at Navient have defaulted on student loans; and
Whereas, increased defaults create additional financial hardships for Navient customers, which may negatively impact the company and shareholders;
Now, therefore be it
RESOLVED, that the shareholders request the Board of Directors (the “Board”) issue a report to investors (at reasonable cost, excluding proprietary information, and within a reasonable time) on the governance measures Navient has implemented to more effectively monitor and manage financial and reputational risks related to the student loan crisis in the United States, including whether Navient has assigned responsibility for such monitoring to the Board or one or more Board committees or has revised senior executive compensation  metrics or policies.
Supporting Statement:
The student loan crisis is a growing social problem in the United States. A representative of the U.S. Department of Education (DOE) recently characterized the student loan system as “a mess” and added that “income driven repayment plans are confusing.”1
Earlier this year, the Consumer Financial Protection Bureau (CFPB) reported a trend of triple digit increases in complaints related to student loan servicing as compared to similar periods, with complaints increasing in nearly every state.2
Previously, the Government Accountability Office found that the DOE lacked a minimum set of standards loan servicers to provide effective customer service [sic]; even as the DOE encouraged federal student loan servicers to adopt “high touch loan servicing” for borrowers at high risk of default.3
Board’s Statement in Opposition to Shareholder Proposal
The Proposal requests that the Company prepare a special report “on the governance measures Navient has implemented to more effectively monitor and manage financial and reputational risks related to the student loan crisis in the United States, including whether Navient has assigned responsibility for such monitoring to the Board or one or more Board committees or has revised senior executive compensation metrics or policies.” The Board has reviewed the proposal and does not believe that it is in the best interests of Navient or its shareholders, as described below.

1 https://www.reuters.com/investigates/special-report/usa-studentloans/
2 https://www.forbes.com/sites/johnwasik/2017/05/26/why-trumps-education-plan-will-make-student-debt-crisis-worse/#470c1a4721c
3 https://cleaver.house.gov/media-center/press-releases/congressmen-cleaver-and-bishop-call-for-gao-investigation-of-federal

2018 Proxy Statement	69

Navient is committed to responsibly operating our business, a central element of which is identifying, monitoring, and managing financial and reputational risks, the subject matter of the Proposal. Risk management is among the most important duties of the Board and its committees, which set risk management philosophy, tolerance and parameters; establish procedures for assessing risk; and oversee risk management across the enterprise. As we have communicated for several years, the Board and the Audit Committee have responsibility for monitoring these risks.
To do so, we employ a Board-approved Risk Appetite Framework which defines the most significant risks to our business and provides a process for evaluating, quantifying and monitoring those risks across nine domains: credit, market, funding and liquidity, compliance, legal, operational, reputational/political, governance and strategy. Our Enterprise Risk Committee, composed of key members of management, monitors the Company’s performance against those approved risk limits and thresholds. Management and staff throughout our business operate according to it. Moreover, risk management is already a key factor in executive compensation throughout our business.
We are committed to disclosure and transparency concerning risk and regularly report on it. For example, both our 2017 proxy statement and this proxy statement include a detailed discussion entitled “The Board of Directors’ Role in Risk Oversight,” which explains our multi-layered approach to risk, including among other things the respective roles of the Board, the Audit Committee, the Finance and Operations Committee, the Nominations and Governance Committee and the Executive Committee. In addition, the charters for the Board and each committee are available on our website. We believe that our proxy statements, annual and quarterly reports, investor presentations and other information available on our website do a thorough job of summarizing how we manage risk, going well beyond merely complying with the law to provide shareholders with detailed, useful and appropriate information in this important area.
Navient agrees that the success of student loan borrowers is a very important topic for individuals and our economy. We remain committed to assisting all borrowers, including those who struggle to repay their loans, and support our student loan customers by regularly communicating, offering information on repayment options and continually enhancing our tools and assistance. We are proud that the borrowers whose loans we service are 37 percent less likely to default than their peers serviced elsewhere. Contact is key:  when we make contact with a struggling federal student loan borrower, 9 times out of 10 we can find a way to keep that borrower out of default.
However, we disagree with the fundamental premise of the proposal. It is important to note that, as reported in more detail elsewhere in our disclosures, the vast majority of student loans are owned or guaranteed by the federal government, not Navient. As a result, the financial risks related to student loans, such as those attendant to borrower default, fall most heavily on the federal government, and not on our business. Moreover, the federal government, not Navient, sets federal student loan policy, including loan amounts, interest rates, and rules for various repayment options. Our review of complaints within the CFPB complaint portal bears this out, with the vast majority not being complaints about Navient servicing errors but rather complaints or questions by individuals about the terms, conditions and eligibility rules of their federal loans or their repayment options. Even though we do not bear the largest share of financial risk, nor do we set the policy or terms of the loans, we have a long and positive track record of supporting borrowers to successfully manage their loans. We work hard to continually enhance our student loan servicing program, engage with borrowers, regulators and other stakeholders, and advocate for innovative solutions, all within the federal regulatory framework. For example, we have advocated for the federal student loan program to provide better upfront resources to students before they borrow and for simplifying repayment options.
Lastly, the risks to our business are most appropriately managed by the Board and management, and not by shareholders. Devoting time and resources to creating a report that would substantially duplicate existing disclosures, and that would circumvent our existing risk reporting methodologies, is not a responsible use of our resources. Moreover, we do not believe that the report would cause us to modify our disciplined approach to risk management. The cost, both in dollars and employee time, of preparing the report would be better spent on growing our business.
The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder indicates otherwise in the proxy.

2018 Proxy Statement	70

Other Matters
Certain Relationships and Related Transactions

Navient maintains a written policy regarding review and approval of transactions with related parties. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, nominee, executive officer, greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Party Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Party Transactions and may be required to be disclosed in the proxy statement, but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.
From the beginning of 2017 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Navient was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this proxy statement for our named executive officers and directors.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Navient’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports with the SEC on their ownership and changes in ownership of Navient Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the period from January 1, 2017 to December 31, 2017, all required reports were filed in a timely manner.
Other Matters for the 2018 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting that has not been withdrawn. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.
Shareholder Proposals for the 2019 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2019 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2019 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 14, 2018, and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.
Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2019 Annual Meeting must be received by it on or after January 24, 2019, and on or before February 23, 2019. Any such notice must satisfy the other requirements in

2018 Proxy Statement	71

Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.
Proxy Access Procedures

The Company’s Second Amended and Restated Bylaws generally permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two or 20% of the company’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Written notice of proxy access director nominees must be received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date our definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting—that is, with respect to the 2019 annual meeting, between November 14, 2018, and December 14, 2018, assuming the date of the 2019 annual meeting is not changed by more than 30 days before or after the first anniversary of the 2018 annual meeting. Any notices should be addressed to Chief Legal Officer and Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.
Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie Partners, Inc. to solicit proxies for an estimated fee of $15,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees or other agents of Navient may solicit proxies by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of our Annual Report on Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.
Householding

To reduce the expense and reduce environmental effects of delivering duplicate proxy materials to shareholders who may have more than one account holding stock but share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.
However, please note that if you wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2018 Proxy Statement	72

NAVIENT CORPORATION
ATTN: CORPORATE SECRETARY
123 JUSTISON STREET
WILMINGTON, DE 19801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36039-P98502                      KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIENT CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Anna Escobedo Cabral	☐	☐	☐
								For	Against	Abstain
	1b.	William M. Diefenderfer, III	☐	☐	☐	2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.	☐	☐	☐

	1c.	Katherine A. Lehman	☐	☐	☐

	1d.	Linda A. Mills	☐	☐	☐	3.	Non-binding advisory vote to approve named executive officer compensation.	☐	☐	☐

	1e.	John F. Remondi	☐	☐	☐

	1f.	Jane J. Thompson	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:

	1g.	Laura S. Unger	☐	☐	☐
						4.	Shareholder proposal concerning student loan risk management.	☐	☐	☐
	1h.	Barry L. Williams	☐	☐	☐

	1i.	David L. Yowan	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.						For address changes and/or comments, please check this box and write them on the back where indicated.				☐
						Please indicate if you plan to attend this meeting.		☐	☐
								Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

NOTE: Cameras, transmission, broadcasting and other recording devices, including smart phones, will not be permitted in the meeting room. Attendees may be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

E36040-P98502

NAVIENT CORPORATION

Annual Meeting of Shareholders

May 24, 2018 8:00 AM

Navient Corporation

123 Justison Street

Wilmington, DE 19801

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Heleen and Kurt Slawson, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Navient Corporation to be held on May 24, 2018, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2 AND 3, “AGAINST” PROPOSAL 4, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE NAVIENT 401(K) SAVINGS PLAN.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)